Exhibit 10.71

Execution

COOPERATIVE TAX INCREMENT FINANCING AGREEMENT

among

STARK COUNTY PORT AUTHORITY,

CITY OF CANTON, OHIO,

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

and

HOF VILLAGE NEWCO, LLC

Joined, to the Extent Stated Herein, by other

“Affiliated Owners” (defined herein)

Dated

as of

February 1, 2023

Squire Patton Boggs (US) LLP

Bond Counsel to Stark County Port Authority

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Exhibits:
Exhibit A – TIF District Properties (Legal Descriptions)
Exhibit A-1 – Stadium Fee Parcel
Exhibit A-2 – Stadium Improvements Parcel
Exhibit A-3 – Depiction ((Map) of Development Site
Exhibit B – Project Descriptions
Exhibit C – Projected Statutory Service Payments
Exhibit D – Minimum Service Payments
Exhibit E – Base Tax Obligations
Exhibit F – Form of Disbursement Request (Construction Account)
Exhibit G – 2018 Refunding Allocation
Joinder of Affiliated Owners with Signature Page
Appendix I – Master Definitions List

ii

Cooperative TAX INCREMENT FINANCING Agreement

This Cooperative TAX INCREMENT FINANCING Agreement is made and entered into as of February 1, 2023 (as amended or supplemented from time to time, “this Agreement” or the “Cooperative Agreement”) among Stark County Port Authority (“Stark Port” or “Port Authority”), a port authority and political subdivision and body corporate and politic duly organized and validly existing under the laws of the State of Ohio (“State”), the City of Canton, Ohio, a municipal corporation duly organized and validly existing under the Constitution and other applicable laws of the State (“City”), Hall of Fame Resort & Entertainment Company, a Delaware corporation authorized to transact business in the State (“HOFREco”), and HOF Village Newco, LLC, a Delaware limited liability company authorized to transact business in the State, the sole member of which is HOFREco (“HOFV Newco” and, together with HOFREco and their successors and permitted assigns, “Developer Principals”), and is joined, to the extent stated herein, by the other “Affiliated Owners” (that term and any other capitalized terms used but not defined in the recitals are used therein as defined in or pursuant to Article I hereof) including (in addition to HOFV Newco) HOF Village Stadium, LLC, HOF Village Youth Fields, LLC, HOF Village Center for Excellence, LLC, HOF Village Center for Performance, LLC, HOF Village Retail I, LLC, HOF Village Retail II, LLC, each of which is a Delaware limited liability company authorized to transact business in the State and has HOFV Newco as its sole member, under the circumstances summarized in the following recitals:

Recitals:

A. The Canton City District: (i) is the fee owner of the Stadium Fee Parcel (described in Exhibit A-1 hereto, incorporated herein by this reference), the Youth Sports Site (described in Part VI of Exhibit A hereto, incorporated herein by this reference) and the Youth Sports Pre-Existing Improvements, (ii) has leased the Stadium Fee Parcel to Stark Port under the Stadium Ground Lease, and (iii) has leased the Youth Sports Site and the Youth Sports Pre-Existing Improvements to Stark Port under the Youth Sports Ground Lease.

B. Stark Port: (i) has Constructed and completed, or caused the Construction and completion, of the Stadium Development Improvements and the Youth Sports Development Improvements, (ii) is the fee owner of the Stadium Improvements Parcel (described in Exhibit A-2 hereto, incorporated herein by this reference, and including the Stadium Development Improvements) and the Youth Sports Development Improvements, (iii) has leased the Stadium Property to HOFV Stadium under the Stadium Project Lease, and (iv) has leased the Youth Fields Property to HOFV Youth Sports under the Youth Sports Project Lease.

C. The Developer Principals, through HOFV Excellence Center, have acquired title to the Excellence Center Site (described in Part I of Exhibit A hereto, incorporated herein by this reference), leased the Excellence Center Site to Stark Port and, in cooperation with Stark Port, as owner, obtained financing for and arranged for the Construction and completion of the Excellence Center Development Improvements owned by Stark Port; and HOFV Excellence Center leased the Excellence Center Property from Stark Port under the Excellence Center Capital Lease.

D. The Developer Principals, through HOFV Performance Center, have acquired title to the Performance Center Site (described in Part III of Exhibit A hereto, incorporated herein by this reference), and have obtained financing for and undertaken and completed the Construction of the Performance Center Development Improvements.

E. The Developer Principals, through the respective Affiliated Owners, have acquired title to the Retail I Site (described in Part II of Exhibit A hereto, incorporated herein by this reference) and the Retail II Site (described in Part IV of Exhibit A hereto, incorporated herein by this reference), transferred the Retail I Site and Retail II Site to the Retail Ground Lessor, leased Retail I Site and Retail II Site from the Retail Ground Lessor, and obtained financing for and undertaken and completed the Construction of the Retail I Development Improvements and substantially completed the Construction of the Retail II Development Improvements.

F. The Developer Principals, through HOFV Newco (as an Affiliated Owner) have acquired title to the Play-Action Plaza Site (described in Part VII of Exhibit A hereto, incorporated herein by this reference) and obtained any necessary financing for, and undertaken and substantially completed the Construction of the Play-Action Plaza Development Improvements.

G. The City and the Developer have entered into the Development Agreement, pursuant to which each of the parties has agreed to certain undertakings in connection with the Provision of Hall of Fame Village at the Development Site (depicted in Exhibit A-3 hereto, incorporated herein by this reference).

H. Pursuant to the TIF Act, the City has entered into the School Compensation Agreement with the School Districts and enacted the TIF Ordinance exempting the TIF Improvements to each of the TIF District Properties from real property tax exemption for a period of up to thirty (30) years and required that the Owners of the TIF District Properties pay Statutory Service Payments in lieu of the taxes subject to the TIF Exemption in the same amounts and at the same times as the real property taxes so exempted.

I. In accordance with the TIF Ordinance, the Development Agreement and the School Compensation Agreement, the Owners have filed the TIF Declarations against the TIF District Properties, imposing certain obligations against each of the TIF District Properties including, among others: (i) the obligation to pay all Statutory Service Payments, when due, (ii) the obligation to pay all PLSD Base Tax Payments with respect to the Base Tax Properties included in the respective TIF Properties, and (iii) with respect to the Minimum Payment Properties included in the TIF Properties, the obligation to pay any Minimum Service Payments imposed on the respective TIF Properties pursuant to any “TIF Cooperative Agreement”, as such term is used in the applicable TIF Declarations, including this Cooperative Agreement.

J. In order to finance Provision of the 2018 Project: (i) the City, Stark Port, the 2018 Trustee and certain of the Developer Parties entered into the 2018 Cooperative Agreement, whereby, among other things: (i) Stark Port authorized the Summit Authority, acting in its place, to exercise such legal authority as Stark Port possessed to Provide the 2018 Project and issue the 2018 Bonds to pay Costs of the 2018 Project, subject to the agreement that such grant of legal authority did not include authorization to otherwise “participate in the Provision or financing of any other port authority project located in [the] County, or the issuance of any [revenue bonds] other than the 2018 Bonds with respect to any port authority project located in [the] County”; (ii) the City assigned the 2018 Assigned Service Payments to the Summit Authority to provide for the payment and security of the 2018 Bonds; (iii) the Summit Authority entered into the 2018 Indenture with the 2018 Trustee and assigned the 2018 Pledged Revenues (including the 2018 Assigned Service Payments) to the Bond Trustee to provide for the payment and security of the 2018 Bonds; and (iv) the Summit Authority issued, sold and delivered the 2018 Bonds under the 2018 Indenture, secured by the assignments therein made, and made the proceeds of the 2018 Bonds available to pay or reimburse Costs of the 2018 Project approved by the City.

K. The Developer Principals, through HOFV Newco (as an Affiliated Owner) have, after vacation of applicable right-of-way by the City or other Governmental Authority, acquired title to the Village Roadway Site (described in Part VIII of Exhibit A hereto, incorporated herein by this reference) and obtained any necessary financing for, and undertaken and completed or substantially completed the Construction of the Village Roadway Improvements, including the Village Roadway Development Improvements (presently owned by HOFV Newco), Stark Port North Roadway Improvements (for transfer to Stark Port in accordance herewith) and other Public Improvements, including any Additional 2023 Project Improvements (for dedication to, and dedicated or to be dedicated to, the City, the County or other Governmental Authority).

L. The Developer Principals, through HOFV Parking, as lessee under the Parking Project Lease, have obtained any necessary financing for and undertaken and completed the Construction of the South Gateway Roadway Improvements to be transferred to Stark Port in accordance herewith.

M. The Developer Principals have requested that the City and Stark Port cooperate in the Provision and financing of the 2023 Project by the issuance of tax increment financing revenue bonds of Stark Port, supported by an assignment from the City of the Net Statutory Service Payments available from the TIF Properties, and the 2023 Placement Agent has advised the parties hereto that: (i) in order to be marketable, any such revenue bonds must be secured by a pledge of the Net Statutory Service Payments from the Stadium Property and Youth Sports Property on parity with the pledge for the benefit of the 2018 Bonds, (ii) the 2018 Bondholder will not consent to the issuance of any additional tax increment financing revenue bonds on parity with the 2018 Bonds as to the pledge of the Net Statutory Service Payments from the Stadium Property and Youth Sports Property, and (iii) therefore, in order to market tax increment financing revenue bonds secured by the Net Statutory Service Payments to finance Costs of the 2023 Project, it is necessary to (x) refund and redeem the 2018 Bonds, (y) release the lien of the 2018 Indenture on the 2018 Pledged Revenues and (z) pledge all of the Net Statutory Service Payments derived from the TIF Properties to the payment of, and as security for, tax increment financing revenue bonds issued to both (I) refund and redeem the 2018 Bonds and (II) pay 2023 Project Costs.

N. The Summit Authority has entered into the 2018 Supplemental Agreement with Stark Port, the 2018 Trustee and the Developer Principals to consent to the refunding and redemption of the 2018 Bonds on the terms and conditions established therein; the 2018 Bondholder has executed the Bondholder Consent, Grant, Waiver and Direction included in the 2018 Supplemental Agreement and thereby: (i) granted the right to redeem the Series 2018 Bonds on the terms and conditions established therein, (ii) authorized and approved that redemption on the 2023 Closing Date at the 2018 Bonds Redemption Price, (iii) waived any further notice of such redemption and (iv) directed the 2018 Trustee to enter into the 2018 Supplemental Agreement and perform its obligations thereunder; and the other parties to the 2018 Cooperative Agreement have consented to the 2018 Supplemental Agreement.

O. The Board of Directors of the Summit Authority has periodically adopted resolutions relating to the financing of improvements included within the Project including, without limitation, Resolution No. 2017-006 adopted on March 13, 2017 approving a preliminary agreement and certain reimbursement obligations, and Resolution No. 2018-010 approving the 2018 Cooperative Agreement and the 2018 Indenture, each as amended and supplemented from time to time, and the issuance, sale and delivery of the 2018 Bonds.

P. The Board of Directors of Stark Port has periodically adopted resolutions approving the financing of improvements included within the Development including, without limitation, Resolution No. 2015-01 adopted on May 28, 2015 approving a preliminary agreement and certain reimbursement obligations, Resolution No. 2018-02 adopted on June 25, 2018 approving the 2018 Cooperative Agreement, Resolution No. 2022-16 adopted on September 27, 2022 approving the Preliminary Agreement, and Resolution No. 2022-19 adopted on December 7, 2022, determining that the Project Improvements constitute Port Authority Facilities and authorizing the issuance of the Series 2023 Bonds, the refunding and redemption of the 2018 Bonds, and the execution and delivery of this Agreement, the 2018 Supplemental Agreement, the Indenture and the other Port Authority Transaction Documents.

Q. In order to refund and redeem the 2018 Bonds and pay or reimburse related Costs, and to pay or reimburse Costs of the Provision of the 2023 Project, subject to the terms and conditions of this Agreement: (i) the Port Authority has agreed to issue the Series 2023 Bonds and use the proceeds of the Series 2023 Bonds for the purposes identified herein; (ii) the Owners have recorded or, on or prior to the 2023 Closing Date will have recorded or authorized the recording of, the TIF Declarations against each of the TIF Properties establishing and confirming the obligations of the Owners under the TIF Ordinance and this Agreement including, without limitation: (x) the obligations of the Owners to pay the Statutory Service Payments, when due, (y) the obligations of the Owners of the Minimum Payment Properties to make all required Minimum Payments established and determined in accordance with, and subject to the terms and conditions of, this Agreement, and (z) the obligations of the Owners of each Base Tax Property to make all required Base Tax Payments, including any Base Tax Make-up Payments established and determined in accordance with, and subject to the terms and conditions of, this Agreement; (iii) the City has agreed to assign the Assigned Service Payments to the Port Authority, for further assignment to the Trustee to secure the payment, when due, of all Bond Payments in accordance with the terms and conditions of the Indenture; (iv) the Developer Principals have agreed to make all required Developer Shortfall Payments established and determined in accordance with, and subject to the terms and conditions of, this Agreement, and to execute and deliver the Minimum Payment Guaranty to the Port Authority and Trustee on the 2023 Closing Date; and (iv) the Port Authority has agreed to assign the Pledged Revenues, including the Assigned Service Payments, all Minimum Payments and Developer Shortfall Payments required hereunder, and its rights under and interests in this Agreement (except for any Unassigned Authority Rights), to the Trustee by and under the Indenture and the Collateral Assignment.

R. The Developer Parties have represented to the City and the Port Authority that the Provision of the Project in the manner provided herein, including by the refunding and redemption of the 2018 Bonds (and the refinancing of Costs of the 2018 Project) and the payment or reimbursement of the Costs of the 2023 Project, will directly benefit each of the TIF Properties and the operations of the Development Parties thereon, and will create and preserve jobs and employment opportunities within the City and the territorial jurisdiction of Stark Port, and each such Developer Party has further represented and warranted to the City and the Port Authority that it approves the form of this Agreement, acknowledges and accepts the respective obligations imposed on it hereunder, has full right and lawful authority to enter into, or join in the execution and delivery of, the Transaction Documents to which it is a party, including this Agreement and the TIF Declaration, and has duly authorized the same, and will perform and observe the provisions hereof and thereof on its respective part to be performed and observed.

S. The City, pursuant to Ordinance No. 274/2022 passed by City Council on November 28, 2022, has authorized the execution and delivery of this Agreement by the City.

NOW THEREFORE, in consideration of the premises and the mutual representations and agreements herein and in the Transaction Documents contained, and subject to the terms and conditions of this Agreement, the City, Stark Port and the Developer Principals (joined to the extent stated herein by the other Affiliated Owners) agree as follows (provided that any obligation of the Port Authority or the City created by or arising out of this Agreement shall be subject to the conditions and limitations provided in Sections 2.5, 2.9(e), 3.5, 4.2 and 8.3 hereof):

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Article I

Definitions; Interpretation

Section 1.1 Use of Defined Terms. In addition to the words and terms defined elsewhere in this Agreement or by reference to another document, the words and terms defined in the “Master Definitions List” attached hereto as Appendix I and incorporated herein by this reference shall have the meanings set forth therein unless the context or use clearly indicates another meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms defined therein.

Section 1.2 Interpretation. Any reference herein to the Summit Authority (or DFA), Stark Port (or the Port Authority) or the City, or to a Legislative Authority or to any member or officer of any thereof, includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

Any reference to a Section or provision of the Constitution of the State, the TIF Act or the Port Act, or to a section, provision or chapter of the Ohio Revised Code or any other legislation or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision if it constitutes in any way an impairment of the rights or obligations of the parties to this Agreement or to the Trustee or the holders or registered owners of the Bonds or any other public obligations.

Unless the context indicates otherwise, words importing the singular number include the plural number and vice versa; the terms “hereof,” “hereby,” “herein,” “hereto,” “hereunder” and similar terms refer to this Agreement; and the term “hereafter” means after, and the term “heretofore” means before, the 2023 Closing Date. Words of any gender include the correlative words of the other genders unless the sense indicates otherwise.

Section 1.3 Captions and Headings. The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

(End of Article I)

Article II

Representations and Covenants

Section 2.1 Representations of the Port Authority. Stark Port represents that: (a) it is a port authority and a body corporate and politic duly organized and validly existing under the Port Act and other applicable laws of the State; (b) it is not in violation of or in conflict with any provisions of the laws of the State or of the United States of America applicable to the Port Authority that would impair its ability to carry out its obligations contained in this Agreement or the other Port Authority Transaction Documents; (c) it is legally empowered to enter into and perform the transactions contemplated by this Agreement and the other Port Authority Transaction Documents; (d) the execution, delivery and performance of this Agreement and the other Port Authority Transaction Documents do not and will not violate or conflict with any provision of law applicable to the Port Authority and do not, and will not, conflict with or result in a default under any agreement or instrument to which the Port Authority is a party or by which it is bound that would have a material adverse effect on the ability of the Port Authority to perform its obligations under this Agreement or the other Port Authority Transaction Documents; (e) its Legislative Authority has duly authorized the issuance of the Series 2023 Bonds, the Provision and financing of Costs of the Projects as Port Authority Facilities, including the refunding of the 2018 Bonds, in accordance herewith, the execution, delivery and performance of this Agreement and the other Port Authority Transaction Documents, and the actions contemplated herein and therein, and has determined, based in part on the representations of the Developer Parties, that those actions will enhance, aid and promote authorized purposes of the Port Authority in accordance with the Port Act; (f) this Agreement and the other Port Authority Transaction Documents, when executed and delivered by the Port Authority, will constitute the legal, valid and binding obligations of the Port Authority, enforceable against it in accordance with the respective terms thereof, except as enforceability may be limited by the application of bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect or enacted respecting creditors’ rights or remedies generally, application of judicial discretion, or limits on legal remedies against public entities; (g) it will do all things in its power in order to maintain its existence or assure the assumption of its obligations under this Agreement and the other Port Authority Transaction Documents by any successor public body; and (h) the Bond Legislation authorizing the issuance of the Series 2023 Bonds has been duly adopted, is in full force and effect and is not subject to repeal by referendum.

Section 2.2 Representations of the City. The City represents that: (a) it is a municipal corporation duly organized and validly existing under the Constitution and other applicable laws of the State; (b) it is not in violation of or in conflict with any provisions of the laws of the State or of the United States of America applicable to the City that would impair its ability to perform its obligations contained in this Agreement and the other City Transaction Documents; (c) it is legally empowered to execute, deliver and perform this Agreement and the other City Transaction Documents and to enter into and carry out the transactions contemplated by this Agreement and the other City Transaction Documents; (d) the execution, delivery and performance of this Agreement and the other City Transaction Documents do not and will not violate or conflict with any provision of law applicable to the City, and do not, and will not, conflict with or result in a default under any agreement or instrument to which the City is a party or by which it is bound that would have a material adverse effect on the City’s ability to perform its obligations under this Agreement and the other City Transaction Documents; (e) its Legislative Authority has duly authorized the execution, delivery and performance of this Agreement and the other City Transaction Documents and the actions contemplated herein and therein, and those actions will enhance, aid and promote authorized public purposes of the City consistent with the TIF Act, the Development Agreement and the School Compensation Agreement; (f) the 2018 Project and the 2023 Project constitute Public Improvements, the Costs of which have been or may be approved for payment or reimbursement in accordance with the TIF Ordinance, this Agreement and the Development Agreement; (g) this Agreement and the other City Transaction Documents, when executed and delivered by the City, will constitute the legal, valid and binding obligations of the City, enforceable against it in accordance with their respective terms, except as enforceability may be limited by the application of bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect or enacted respecting creditors’ rights or remedies generally, application of judicial discretion, or limits on legal remedies against public entities; and (h) the City Authorizing Legislation has been duly passed, is in full force and effect and is not subject to repeal by referendum.

Section 2.3 Representations of the Developer Parties. Each of the Developer Parties hereby represents that: (a) HOFREco is a corporation, each of the other Developer Parties is a limited liability company, and each of the Developer Parties is duly organized and validly existing under the laws of the State of Delaware and authorized to do business in the State; (b) it has full power and authority to execute, deliver and perform this Agreement and the other Developer Transaction Documents to which it is a party and to enter into and perform the transactions contemplated by those documents; (c) the execution, delivery and performance of this Agreement and the other Developer Transaction Documents to which it is a party do not violate any provision of law applicable to it or its Governing Documents, and do not conflict with or result in a default under any agreement or instrument to which it is a party or by which it is bound that would have a material adverse effect on its ability to perform its obligations under this Agreement or any of the other Developer Transaction Documents to which it is a party; (d) it has, by appropriate and sufficient corporate or limited liability company action, duly authorized the execution, delivery and performance of this Agreement and the other Developer Transaction Documents to which it is a party; (e) this Agreement and the other Developer Transaction Documents to which it is a party, when executed and delivered by it, will constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as enforceability may be limited by the application of bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect or enacted respecting creditors’ rights or remedies generally; (f) each of the Affiliated Owners has possession and either owns or, subject to the terms and conditions of the REA and Use Agreement and the instruments by which it obtained possession, has full operational control over one of the TIF Properties, such that it constitutes the Owner of such TIF Property for all purposes of this Agreement and the applicable TIF Declaration, and the Affiliated Owners collectively constitute Owners of all of the TIF District Properties for purposes of this Agreement and the TIF Declarations; (g) the Construction of the Development Improvements on the TIF Properties has been completed, or substantially completed subject only to non-material punch-list items, as described herein and the Affiliated Owners have received a valid certificate of occupancy or other valid license to operate all such Development Improvements; and (h) the financing and Provision of each of the Projects in the manner provided herein and made available under this Agreement and the other Transaction Documents, and the commitments therefor made by the City and the Port Authority, directly benefit each of the TIF District Properties and the Owners thereof, and have induced each of them to undertake the transactions contemplated by this Agreement and the other Developer Transaction Documents to which it is a party, including Provision of the Development Improvements on the TIF Properties as part of the Development, all of which will create and preserve jobs and employment opportunities within the City and the territorial jurisdiction of the Port Authority.

Section 2.4 Covenant to Make Service Payments. During the period of the TIF Exemption, each Owner shall make semiannual Statutory Service Payments with respect to the TIF Improvements on the respective TIF Property pursuant to and in accordance with the requirements of the TIF Act, the TIF Ordinance, the applicable TIF Declaration and this Agreement. The Statutory Service Payments shall be paid semiannually to the County Treasurer (or to his or her designated agent for collection of the Statutory Service Payments) on or before the applicable Tax Collection Date, being the dates on which real property taxes would otherwise be due and payable for the TIF Improvements (but for the TIF Exemption). Each semiannual Statutory Service Payment shall be in the same amount as the real property taxes that would have been charged and payable against the TIF Improvements had the TIF Exemption not been granted. Any late Statutory Service Payments shall bear interest and shall be subject to penalties at the same rate and in the same amount and payable at the same time as delinquent taxes. The obligations of each Owner to make the Statutory Service Payments shall be unconditional, and shall not be terminated for any cause, and there shall be no right to suspend or set off such Statutory Service Payments for any cause, including without limitation any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Development, the Project or any portion of either, commercial frustration of purpose, or any failure by the City, the Port Authority or any other Person to perform or observe any obligation, or covenant, whether express or implied, arising out of or in connection with this Agreement or any other Transaction Document.

In order to enable the County to collect the Statutory Service Payments and disburse such Statutory Service Payments to the City for deposit and application by the City in accordance herewith, each of the Affiliated Owners shall promptly prepare and file, if and to the extent not previously filed, all necessary applications and supporting documents, including but not limited to the filings required pursuant to ORC §5709.911, to obtain the exemption from real property taxation for the TIF Improvements authorized by the TIF Act and the TIF Ordinance, and shall take such further steps as may be required under that ORC §5709.911 to preserve the priority of the TIF Exemption and the related obligation to pay Statutory Service Payments. Prior to filing each exemption application, the Affiliated Owner of the applicable TIF Property shall pay all property taxes, assessments and interest and penalties due in the year of filing the exemption applications and for previous years with respect to each parcel included in the applicable TIF Property and owned or operated by the Developer Parties prior to filing the exemption application. The City and the Developer Parties shall cooperate with each other and with the Port Authority, at the sole cost of the Developer Parties, in taking all steps necessary to obtain the TIF Exemption for each of the TIF Properties (to the extent not already obtained) for the entire period the Bonds are outstanding and to ensure that the TIF Exemption has priority over any other real property tax exemption that may be available for any of the TIF District Properties.

The Projected Statutory Service Payments anticipated to be paid by the Owners with respect to the TIF Properties are included in Exhibit C hereto, incorporated herein by this reference, and each of the Developer Principals represents and warrants to the City and the Port Authority that it has reviewed the Projected Statutory Service Payments and the related TIF Projections and, as of the 2023 Closing Date, knows of no reason why the Statutory Service Payments will not be in an amount at least equal to the Projected Statutory Service Payments; provided, that the Port Authority and the City acknowledge that the Developer Parties cannot and do not warrant the amount of any Statutory Service Payments.

The Trustee, or the Administrator on behalf of the Trustee, shall give prompt notice to the Developer Principals, the applicable Affiliated Owner, the Canton City District, PFHOF, the City, the Port Authority and each other Affiliated Owner requesting same, of any failure to timely pay any Statutory Service Payments or Minimum Payments; provided, that, any failure to provide such notice shall not in any manner affect the obligations of any Person under the Transaction Documents. In the event that the Canton City District or PFHOF proffer payments, as advances under the Phase I Ground Leases or otherwise (each a “Curative Advance”), to “cure” any such failure, the Trustee shall accept such Curative Advance in accordance herewith and deposit the same into the Phase I Statutory Payment Account of the Revenue Fund for application to the Bond Payments with respect to the Series 2023 Bonds in accordance with the Indenture; however, any Curative Advance shall not cure or otherwise affect, in any manner, the obligations of the Developer Parties hereunder or under any other Transaction Document. In the event of any such Curative Advance, no amounts shall be remitted to the Developer Party obligated hereunder to have made the payment for which the Curative Advance was made, or to the City or the Developer Principals, until the Port Authority and Trustee have been advised in writing by the advancing party, or by the Administrator, that such advanced amounts have been repaid together with interest from the date of the advance until repayment at the Interest Rate for Advances (or such other rate as may be provided in the instrument or agreement pursuant to which such advance was made).

In consideration of its administration of the receipt, allocation and distribution of the Statutory Service Payments, and its participation in the transactions contemplated by this Cooperative Agreement and in other matters relating to the TIF Exemption and the Service Payments, the City shall be entitled to receive, and to withhold from the Non-Shared Service Payments prior to distribution of the Net Statutory Service Payments to the Trustee, the City Administration Fee relating to such Non-Shared Service Payments.

Section 2.5 Covenants Regarding Minimum Service Payments; Determination of Minimum Payments and Developer Shortfall Payments. Until such time as the Series 2023 Bonds shall no longer be Outstanding, Minimum Service Payments shall be imposed on each of the Minimum Payment Properties in the amounts of the Projected Net Statutory Service Payments anticipated to be payable from time to time with respect to each such Minimum Payment Properties. The Minimum Service Payments to be imposed on each of the Minimum Payment Properties are identified in Exhibit D hereto, incorporated herein by this reference, and such Minimum Service Payments are approved and accepted by each of the Developer Principals and by the respective Affiliated Owners of the Minimum Payment Properties.

The Affiliated Owners shall provide the Administrator with a copy of each semiannual tax bill for the TIF Properties at or prior to each Tax Collection Date. The City shall notify the Administrator, as promptly as is practicable and as further described in Section 2.6 of this Agreement, of each receipt of Statutory Service Payments. On or prior to each Minimum Payment Determination Date, the Administrator shall make all requisite inquiries of the City, the Trustee, the Developer Parties and the responsible County officials, shall determine whether any Minimum Payments will be due from any of the Minimum Payment Properties on the next following Minimum Payment Date and, on or prior to the next following Administrator’s Semiannual Report Date, shall make all necessary calculations, determinations, allocations and directions related to those Minimum Payments (and to any required Developer Shortfall Payments) in the applicable Administrator’s Semiannual Report, which shall be delivered, on or before the applicable Administrator’s Semiannual Report Date, to the City, the Port Authority, the Trustee, each of the Developer Parties, the 2023 Original Purchasers, and any other Holders (or beneficial owners under an applicable book-entry system) requesting such reports and identified to the Administrator by the Trustee as such.

Each such Administrator’s Semiannual Report, in addition to any other calculations and determinations that may be required therein, shall include, without limitation, for the applicable Semiannual Tax Collection Period, the Minimum Payment Allocation Percentages, Minimum Payment Deficiency Amounts, Minimum Payment Allocation Amounts and Minimum Payments allocated to each of the Minimum Payment Properties, the Semiannual Gross Deficiency Sum, Semiannual Net Deficiency Amount and, if the Semiannual Net Deficiency Amount exceeds the Semiannual Gross Deficiency Sum, the Semiannual MSP Shortfall Amount and Developer Shortfall Payments, and all related calculations; and, in the discretion of the Administrator, may be supplemented prior to the applicable Minimum Payment Date, as the Administrator deems necessary or desirable to correct any known errors. Absent manifest error, all determinations by the Administrator shall be conclusive. In the event of a manifest error, the sole recourse for any affected Developer Party shall be one or more corrective credits or offsets made by the Administrator during the next succeeding Semiannual Tax Collection Period or Periods in which Minimum Payments or Developer Shortfall Payments are due and payable. Each of the parties hereto acknowledges and agrees that the City, the Port Authority and the Trustee may conclusively rely upon the calculations, determinations, allocations and directions of the Administrator under this Section without any further direction from the Port Authority or any other Person, and neither the parties hereto nor the Trustee shall have any separate duty or obligation to verify such calculations.

Prior to each Minimum Payment Invoice Date, the Trustee, or the Administrator on behalf of the Trustee, shall invoice (i) each applicable Owner for any Minimum Payments so determined to be due, and (ii) the Developer Principals for any Developer Shortfall Payments so determined to be due; however, the failure to provide any such invoice shall not affect the obligation of any Person otherwise obligated to pay the Minimum Payments or Developer Shortfall Payments. On or prior to each Minimum Payment Date: (x) the Owners of any Minimum Payment Property shall pay to the Trustee, for the account of the Port Authority, all required Minimum Payments, and (y) the Developer Principals shall pay to the Trustee, for the account of the Port Authority, all required Developer Shortfall Payments. Any late Minimum Payments or Developer Shortfall Payments shall bear interest at the Interest Rate for Advances.

The Trustee under the Indenture, or the Administrator on behalf of the Trustee, shall give prompt notice to the Developer Principals, the Administrator, the defaulting Developer Parties, the City and the Port Authority and each other Owner requesting same, of any failure to timely make any Minimum Payment or Developer Shortfall Payment, when due; provided that any failure to provide such notice shall not in any manner affect the obligations of the Developer Parties or any Owners hereunder or under any other Transaction Documents. In the event that the Canton City District, PFHOF or another Person proffer payments, as advances under the Stadium Ground Lease, the Youth Sports Ground Lease or otherwise, to “cure” any such failure, the Trustee shall accept any such proffered payments in accordance herewith and with the Indenture; however, any such payments shall not cure or otherwise in any manner affect the obligations of the Developer Parties hereunder or under any other Transaction Documents. In the event of any such advance, no amounts shall be remitted to the Developer Party obligated hereunder to have made the payment for which the advance was made, or to the City or the Developer Principals, until the Port Authority and Trustee have been advised in writing by the advancing party, or by the Administrator, that such advanced amounts have been repaid together with interest from the date of the advance until repayment at the Interest Rate for Advances (or such other rate as may be provided in the instrument or agreement pursuant to which such advance was made).

The obligation of the Owners of the Minimum Payment Properties to make the Minimum Payments, and the obligations of the Developer Principals to make the Developer Shortfall Payments, shall be unconditional, and shall not be terminated for any cause, and the Developer Parties shall not have any right to suspend, or of set-off against, their respective obligations to make such Minimum Payments or Developer Shortfall Payments for any cause, including without limitation any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Development, the Project or any portion of either, commercial frustration of purpose, or any failure by the City, the Port Authority or any other Person to perform or observe any obligation, or covenant, whether express or implied, arising out of or in connection with this Agreement or any other Transaction Document.

In consideration of the covenants and agreements of the Port Authority herein, and of the issuance of the Series 2023 Bonds and the application of the proceeds thereof in accordance herewith and with the Indenture, on the 2023 Closing Date, the Developer Principals shall execute and deliver the Minimum Payment Guaranty to the Port Authority and the Trustee, in form and substance satisfactory to the Developer Principals, the Port Authority, the Trustee and the 2023 Original Purchasers. The Minimum Payment Guaranty shall be subject to release by the parties benefited thereby upon the written consent of the Majority Holders, and shall be subject to termination upon written request of the Developer Principals accompanied by a report of the Administrator to the effect that the aggregate Net Statutory Service Payments from the TIF Properties have been equal to or greater than 105% of the Projected Net Statutory Service Payments (for all of the TIF Properties) for three consecutive Tax Collection Years beginning not earlier than Tax Collection Year 2024.

Anything herein to the contrary notwithstanding, the Canton City District, PFHOF and the Port Authority shall have no duty or obligation whatsoever with respect to any Minimum Payments or Developer Shortfall Payments, and any obligations they may have with respect to real estate tax payments, or to Statutory Service Payments, shall be limited to their payment, when due, to the County Treasurer in accordance with law.

Section 2.6 Covenants Regarding School Compensation Agreement Obligations. The parties hereto acknowledge the terms and conditions of the School Compensation Agreement including, without limitation, the obligations relating to the payment of School Compensation Payments from the portion of the Statutory Service Payments identified as Shared Service Payments and the obligations of the owners of certain properties included within the Development Site to make Base Tax Payments to the Plain Local District.

Upon receipt of any Statutory Service Payments, the City shall as promptly as is practicable (and, in any event at least five (5) Business Days prior to the transfers, and the required transfers, of such Statutory Service Payments) notify the Port Authority, the School Districts, the Trustee and the Administrator of: (i) the amount of Statutory Service Payments so received, (ii) the TIF Properties for which such Statutory Service Payments were paid, (iii) the aggregate amount of Shared Service Payments included therein, and (iv) the intended allocation of School Compensation Payments payable therefrom between the Canton City District and the Plain Local District. In addition, the City shall, promptly upon receipt, forward to the Port Authority and the Administrator a copy of its semiannual settlement statement from the County Auditor.

Based on the School Compensation Agreement and the factual information provided by the City, the Administrator shall promptly (and, in any event, within three (3) Business Days after receipt of such information): (x) confirm or correct the determinations relating to the Shared Service Payments and the allocation of School Compensation Payments between the School Districts, (y) notify the School Districts, the Trustee, the 2023 Original Purchasers and the parties hereto of its confirmation (and any corrections) of the determinations made by the City and (z) provide the City with a direction or confirmation consistent with its determinations. Upon receipt of such direction or confirmation, the City shall promptly pay the related School Compensation Payments to the respective School Districts.

The City, the Port Authority and the Developer Parties each hereby acknowledges that each Base Tax Property (identified in Exhibit E hereto, incorporated by this reference) is subject to the applicable Base Tax Obligations identified in Exhibit E hereto, and the owners of each such Base Tax Property shall be responsible for, and shall pay, when due (and without the need for an invoice or other notice of the amount so due), the Base Tax Payments applicable to the applicable Base Tax Property and shall notify the Administrator, the Port Authority and the City of the amount or amounts so paid; provided, that the Port Authority shall have no obligations with respect to any Base Tax Payments due with respect to the Stark Port North Roadway Property, such obligation being an obligation solely of the fee owner of the Village Roadway Site (including the Stark Port North Roadway Site).

On or prior to each Minimum Payment Determination Date, the Administrator shall make all requisite inquiries of the City, the Trustee, the Developer Parties and the responsible County officials, shall determine whether any Base Tax Make-up Payments will be due with respect to any Base Tax Property and, on or prior to the next following Administrator’s Semiannual Report Date, shall make all necessary calculations, determinations, allocations and directions related to the Base Tax Payments and any required Base Tax Make-up Payments in the applicable Administrator’s Semiannual Report to be delivered on or before the applicable Administrator’s Semiannual Report Date. Each such Administrator’s Semiannual Report, in addition to any other calculations and determinations that may be required therein, shall include, without limitation, and with respect to each Base Tax Property, the following: the Base Tax Obligations, the Base Value Taxes owed and paid, any Base Tax Payments made, and the Base Tax Make-up Payments, if any, due and payable with respect to each such Base Tax Property.

Prior to each Minimum Payment Invoice Date, the Trustee, or the Administrator on behalf of the Trustee, shall invoice the Owner of each Base Tax Property for any Base Tax Make-up Payments so determined to be due; however, the failure to provide any such invoice shall not affect the obligation of any Person to pay the Base Tax Make-up Payments. On or prior to each Minimum Payment Date, each such Owner shall pay to the Plain Local District all required Base Tax Make-up Payments. The obligations to make the Base Tax Payments, including any Base Tax Make-up Payments, shall be unconditional, and shall not be terminated for any cause, and the applicable obligors shall not have any right to suspend, or of set-off against, its obligation to make the Base Tax Payments, including any Base Tax Make-up Payments, for any cause, including without limitation any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Development, the Project or any portion of either, commercial frustration of purpose, or any failure by the City, the Port Authority or any other Person to perform or observe any obligation, or covenant, whether express or implied, arising out of or in connection with this Agreement or any other Transaction Document.

The determinations made by the Administrator under this Section shall, absent manifest error, be conclusive as between the Trustee and the parties hereto, including the Affiliated Owners. In the event of any claimed error, the Administrator shall have the authority and the obligation to consider such claimed error, and to make and direct such adjustments in connection with future determinations as it shall deem reasonable and consistent with this Agreement and the School Compensation Agreement.

Section 2.7 TIF Declarations and Related Instruments; TIF Covenants Run With the Land. On or prior to the 2023 Closing Date:

(i) HOFV Excellence Center, as Owner and Declarant, shall execute the Excellence Center Supplemental Declaration and Mortgage Subordination with respect to the Excellence Center Property, in substantially the form of the recorded Performance Center Supplemental Declaration (Instrument #202210190043744 in the Official Records of the County), but with the actual Minimum Service Payments and any Base Tax Obligations for the Excellence Center Property included therein, and shall cause the Excellence Center Lender to join in the execution thereof for the purpose of subordinating the HOFV Excellence Center obligations to the Excellence Center Lender, and the interests of the Excellence Center Lender in or relating to the Excellence Center Property, to the Excellence Center TIF Declaration, the Excellence Center Minimum Payments and the liens thereof (and to any Base Tax Obligations of the Excellence Center Property), and shall deliver the same to the County Recorder for recording in the Official Records of the County;

(ii) As authorized by the Retail I Supplemental TIF Declaration, Stark Port, HOFREco and HOFV Retail I, as Owner and Declarant, shall execute the Retail I Minimum Service Payment Schedule to confirm or reduce the Minimum Service Payments imposed on the Retail I Property consistent with the Retail I Supplemental TIF Declaration, in form and substance acceptable to the Port Authority and HOFREco, and shall deliver the same to the County Recorder for recording in the Official Records of the County;

(iii) As authorized by the Retail II Supplemental TIF Declaration, Stark Port, HOFREco and HOFV Retail II, as Owner and Declarant, shall execute the Retail II Minimum Service Payment Schedule to confirm or reduce the Minimum Service Payments imposed on the Retail II Property consistent with the Retail II Supplemental TIF Declaration, in form and substance acceptable to the Port Authority and HOFREco, and shall deliver the same to the County Recorder for recording in the Official Records of the County;

(iv) As authorized by the Performance Center Supplemental TIF Declaration, Stark Port, HOFREco and HOFV Performance Center, as Owner and Declarant, shall execute the Performance Center Minimum Service Payment Schedule to confirm or reduce the Minimum Service Payments imposed on the Performance Center Property consistent with the Performance Center Supplemental TIF Declaration, in form and substance acceptable to the Port Authority and HOFREco,, and shall deliver the same to the County Recorder for recording in the Official Records of the County;

(v) HOFV Newco shall arrange for and cause the execution and delivery of the Play-Action Plaza Mortgage Release and the Village Roadway Release by the applicable lender or lenders, and shall deliver both such instruments to the County Recorder for recording in the Official Records of the County; and

(vi) HOFV Newco, as Owner and Declarant with respect to the Village Roadway Property and the Play-Action Plaza Property, shall execute the Village Roadway TIF Declaration and the Play-Action Plaza TIF Declaration, each in substantially the same form as the prior TIF Declarations recorded against the other TIF Properties, but with the actual Minimum Service Payments and any Base Tax Obligations for the Village Roadway Property and the Play-Action Plaza Property, as applicable, included therein, and shall deliver both such instruments to the County Recorder for recording in the Official Records of the County.

The TIF Declarations and the covenants contained in the TIF Declarations shall be specifically enforceable by the City, the Trustee and the Port Authority by mandatory injunction or any other remedy available at law or in equity and shall be enforceable by foreclosure by or on behalf of the County Treasurer and other authorized officials in accordance with law. The terms, conditions and provisions of each of the TIF Declarations, as contemplated herein (including the Stadium TIF Declaration and the Youth Sports TIF Declaration), are hereby approved by each of the parties hereto, including the respective Affiliated Owners. From and after the 2023 Closing Date, the TIF Declarations shall not be amended or otherwise modified without the prior written consent of the Port Authority, the Affiliated Owner (with respect to the applicable TIF Property) and, so long as any of the Bonds remain outstanding, the Trustee and the Majority Holders.

Each of the covenants of the Owners contained in this Agreement including, without limitation, the covenants relating to the obligation to make Statutory Service Payments, Minimum Payments and Base Tax Payments, including any Base Tax Make-up Payments, shall be covenants running with the land, shall be declared and included in the applicable TIF Declarations (if not already included therein), and shall be referenced in any subsequent deed for any such TIF Property, or any part thereof, and shall, as provided in ORC §5709.91 and as further provided in the TIF Declarations, have priority over any other lien on the TIF Property except that such lien may be on parity with the lien for real estate tax payments, Statutory Service Payments, assessments (including any existing PACE Assessments) and “minimum service payment obligations”, as defined in ORC §5709.91, including the Minimum Service Payments. From and after the 2023 Closing Date, and so long as any of the Bonds remain Outstanding, no additional PACE Assessments or PACE Assessment Liens may be imposed on any of the TIF Properties without the prior written approval of the Majority Holders.

If and to the extent that the Affiliated Owners do not own fee title in or to any of the TIF Properties, their covenants and obligations shall be covenants running with the land to the extent of their interests therein. Anything herein to the contrary notwithstanding, the Minimum Payments are not obligations of, and do not attach to or encumber the fee or leasehold interests of, the Canton City District, PFHOF or the Port Authority.

Section 2.8 Information to Tax Incentive Review Council. During the period of the TIF Exemption, the Administrator and each of the Owners shall provide to the City’s Tax Incentive Review Council and the City such information as is reasonably requested by that Tax Incentive Review Council or the City to allow the Tax Incentive Review Council to perform its review of the TIF Exemption in accordance with the TIF Act.

Section 2.9 Development Improvements; Insurance; Net Proceeds. Subject to Sections 3.5 and 8.3 hereof as to the Port Authority (if and to the extent it is an Owner):

(a) Completion of the Development Improvements. The Developer Principals, together with the respective Affiliated Owners of the TIF Properties, hereby represent and warrant to the City and the Port Authority that, as of the 2023 Closing Date: (i) all of the Development Improvements have been Constructed and completed or substantially completed, lien-free as to any mechanics’, materialmen’s, vendors’ and other similar liens, in accordance with the related plans and specifications, (ii) any remaining punch-list items will be duly completed, (iii) all costs due and payable with respect to the Construction of the Development Improvements have been or will be paid, and (iv) except as contemplated in the 2023 Private Placement Memorandum, there are no mortgages, PACE Assessment Liens or other liens securing funds borrowed by or advanced to the Developer Parties on any of the Development Improvements or the TIF Properties.

(b) Repair and Maintenance of the Private Improvements. The Affiliated Owners shall maintain and preserve the Private Improvements in good working order and condition, ordinary wear and tear excepted, and shall from time to time make all necessary repairs, renewals, replacements, additions and improvements thereto so that the Development constitutes a first-class tourist-driven entertainment destination. All damage to or destruction of any of the Private Improvements shall be promptly repaired, replaced or restored by the applicable Affiliated Owner.

(c) Insurance. The Affiliated Owners shall at all times: (i) maintain or cause to be maintained the Required Property Insurance Coverage and the Required Liability Insurance Coverages, issued by solvent insurance carriers licensed to do business in the State, (ii) furnish to the Port Authority or the Trustee, upon request, certified copies of its insurance policies or certificates of insurance evidencing the Required Property Insurance Coverage and the Required Liability Insurance Coverages, (iii) require each policy of insurance covering the Private Improvements to contain a provision whereby it cannot be canceled or substantially modified except after not less than 30 days’ written notice to the Port Authority and the Trustee (10 days’ notice for cancellation due to nonpayment of premiums), (iv) require each policy of insurance covering the Stark Port Public Roadway to be written or endorsed so as to make the Port Authority and the Trustee each a named, additional named or additional insured and/or loss payee, (v) require each policy of insurance covering the Stark Port Public Roadway, if readily obtainable in the market, to contain an agreement by the insurer that any loss shall be payable notwithstanding any act or negligence of the insureds that might otherwise result in forfeiture of said insurance, and (vi) deliver renewal certificates of all insurance required in this Section, together with written evidence of full payment of the annual premiums therefor at least 30 days prior to the expiration of the existing insurance. Any insurance required under this Agreement may be provided under so-called “blanket” policies, so long as the amounts and coverages thereunder will provide protection equivalent to that provided under a single policy meeting the requirements of this Section.

(d) Damage to or Destruction of the Private Improvements. In case of any damage to or destruction of the Private Improvements or any part thereof, the Owner shall promptly give or cause to be given written notice thereof to the Port Authority and the Trustee generally describing the nature and extent of such damage or destruction. If the Owner certifies in writing to the Port Authority and the Trustee that the Private Improvements have been damaged or destroyed to such an extent that (a) they cannot reasonably be expected to be restored, within a period of six months from the commencement of restoration, to the condition thereof immediately preceding such damage or destruction or (b) their normal use and operation is reasonably expected to be prevented for a period of at least six consecutive months (from the commencement of restoration) or (c) the Owner is not required to restore the Project Improvements under the terms of the Development Lender Documents (or the Development Lender has no obligation to, and will not, make the Net Proceeds available for repair or restoration), then the Owner shall have no obligation to repair or restore the Private Improvements. If the Owner does not deliver such a certification, the Owner shall, whether or not the Net Proceeds, if any, received on account of such damage or destruction are sufficient for such purpose, promptly commence and complete, or cause to be commenced and completed, the repair, restoration or replacement of the Private Improvements as nearly as practicable to the value, condition and character thereof existing immediately prior to such damage or destruction, with such changes or alterations, however, as the Owner may deem necessary for proper operation of the Private Improvements. In no event shall there be any abatement or diminution of any of the Minimum Service Payments or Minimum Payments by reason of damage to or destruction of the Private Improvements except to the extent that a portion of the Net Proceeds is used to redeem a portion of the Series 2023 Bonds, in which case the remaining Minimum Service Payments applicable to the Minimum Payment Property so damaged or destroyed shall be reduced by the same percentage that is represented by the percentage of the Responsibility Percentage of the Series 2023 Bonds so redeemed. By way of example, if the Percentage Responsibility of the Minimum Payment Property damaged or destroyed is 10% and resulting Net Proceeds (or other available amounts provided by or on behalf of the Affiliated Owner of such Minimum Payment Property) are used to redeem 5% of the outstanding Series 2023 Bonds, the Minimum Service Payments applicable to that Minimum Payment Property shall be reduced by 50%.

Except as otherwise provided in the Development Lender Documents, Net Proceeds not in excess of $250,000 shall be paid, so long as no Event of Default has occurred and is continuing, to the Affiliated Owner for application of as much as may be necessary for the repair, rebuilding and restoration of the Private Improvements (to the condition required under the next preceding paragraph of this Section), and the balance of the Net Proceeds remaining after payment of all costs of such repair, rebuilding or restoration shall be paid to the Owner and may be used by the Owner for any purpose the Owner deems appropriate. Except as otherwise provided in the Development Lender Documents, if such Net Proceeds are in excess of $250,000, the Net Proceeds shall be paid to and held by the Trustee in the Project Fund for application of as much as may be necessary of the Net Proceeds for the payment of the costs of repair, rebuilding or restoration, either on completion thereof or as the work progresses, as directed by the Affiliated Owner in the manner provided for a Disbursement Request for Costs of Project Improvements under the Indenture. Except as otherwise provided in the Development Lender Documents, the balance of the Net Proceeds remaining after payment of all costs of such repair, rebuilding or restoration (to the condition required under the next preceding paragraph of this Section) shall be paid to the Owner and may be used by the Owner for any purpose the Owner deems appropriate. If the Development Lender determines under the Development Lender Documents not to authorize the repair, rebuilding or restoration of the Private Improvements with the Net Proceeds and instead determines to apply such Net Proceeds to amounts owed to the Development Lender under the Development Lender Documents, then the Affiliated Owner hereby covenants and agrees to pay to the Trustee all remaining Net Proceeds, up to the amount sufficient to redeem a pro rata portion of the Series 2023 Bonds determined by multiplying the outstanding amount of the Series 2023 Bonds and the Responsibility Percentage, and such amount shall be deposited into the Redemption Account of the Bond Fund for application to redemption of Series 2023 Bonds by the Trustee in accordance with the Indenture.

If, in lieu of repair, restoration or replacement of any of the Private Improvements, the Developer Principals and/or the affected Affiliated Owner shall have certified that they will pay funds to the Trustee sufficient to redeem a pro rata portion of the Outstanding Bonds (determined by multiplying the principal amount of the Outstanding Bonds by the Responsibility Percentage for the TIF Property affected), any Net Proceeds received by the Trustee with respect to the related damage or destruction prior to such payment shall be credited against the payment of such redemption price. Notwithstanding the foregoing, if an Event of Default shall have occurred and is then continuing, except as otherwise provided in the Development Lender Documents, all Net Proceeds shall be paid to the Trustee and shall be deposited into the Redemption Account of the Bond Fund and applied by the Trustee in accordance with the Indenture.

(e) Ground Lease Provisions Control with Respect to Canton City District and Port Authority. Notwithstanding any other provision of this Section 2.9, if and so long as the Canton City District or Port Authority is an Owner of the Stadium Property, the Youth Sports Property or the Excellence Center Property, the maintenance of any insurance required to be maintained by the Canton City District, as ground lessor, under the Stadium Ground Lease or the Youth Sports Ground Lease, or the Port Authority, as ground lessee thereunder and under the Excellence Center Ground Lease, as applicable, shall be deemed to satisfy the provisions of this Section 2.9 with respect to their obligations; provided that, the Port Authority shall cause the Trustee to be named as an additional insured or loss payee under any such insurance procured by the Port Authority. The application of any proceeds of insurance maintained by or on behalf of the Port Authority shall be made in accordance with the respective Ground Lease under which it is maintained.

Section 2.10 Commitments as to Jobs. The Developer Parties each acknowledge the commitment of the Port Authority to generation of employment opportunities for County residents and the Developer Parties each confirms, in connection with the Private Improvements and the Project, and in its use and operation of the TIF Property and the Private Improvements, its intention to make good faith efforts to employ, or cause to be employed, qualified County residents to fill a reasonable portion of newly created or vacant positions, and to contract with County businesses and employers of County residents for purchase of a reasonable portion of its purchases of goods and services.

Section 2.11 Appointment of Administrator. The Port Authority shall, from time to time, appoint a Person qualified hereunder as Administrator to perform the duties of the Administrator hereunder and under the Indenture. The Administrator shall be a recognized and reputable financial services firm experienced in analyzing and documenting reports pertaining to tax increment financing transactions in Ohio, and shall have such other qualifications, and shall be subject to such other terms, conditions, limitations and requirements, as may be established in the Indenture. The reasonable fees and expenses of the Administrator (initially, the Administrator Fees) shall be payable as Administrative Expenses under the Indenture and, as such, are subject to and payable pursuant to the indemnification obligations of the Developer Parties under Section 5.1 hereof, and neither the Port Authority nor the City shall have any other responsibility therefor.

Section 2.12 Redemption on Final Ground Lease Termination; Direction of Canton City District and/or PFHOF; Termination of Related TIF Declarations. Each of the parties hereto acknowledges and agrees to or confirms the following: (i) Canton City District, alone or together with PFHOF, upon a Final Ground Lease Termination, has the right to defease, purchase for cancellation or direct the redemption of certain “TIF Bonds” referred to in Section 4(b) of the Phase I TIF Declarations executed and recorded in connection with the issuance, sale and delivery of the 2018 Bonds, including any “Refunding Bonds” issued consistent with the first paragraph of Section 5(b) of each such TIF Declaration; (ii) the 2018 Refunding Allocation Amount includes those Series 2023 Bonds that comprise the Refunding Bonds under the aforementioned Section 5(b); (iii) under Section 4.01(d) of the Indenture, Canton City District, alone or together with PFHOF, upon a Final Ground Lease Termination, has the right to direct the optional redemption of all Series 2023 Bonds then comprising the outstanding 2018 Refunding Allocation Amount (i.e., the initial 2018 Refunding Allocation Amount minus those principal amounts previously retired pursuant to (x) the applicable allocated Mandatory Sinking Fund Requirements (“2018 Refunding Allocated MSF Requirements”), as identified in Exhibit G hereto, incorporated herein by this reference, and (y) the product of (I) the 2018 Refunding Allocation Percentage and (II) the principal amount of the Series 2023 Bonds retired pursuant to the special mandatory redemption provisions of Section 4.01(c) of the Indenture, as determined and confirmed to the Port Authority, the Trustee, the Canton City District and PFHOF by the Administrator upon request of the Port Authority, the City, the Canton City District, PFHOF or any Developer Party); (iv) upon any redemption pursuant to Section 4.01(d) of the Indenture, or the defeasance or purchase for cancellation of the 2018 Refunding Allocation Amount of the Outstanding Series 2023 Bonds by the Canton City District and/or PFHOF, a pro rata portion (equal to the product of the 2018 Refunding Allocation Percentage and the amount then on deposit in the Bond Reserve Fund) will be released from the Bond Reserve Fund and used, together with other amounts provided by the Canton City District and/or PFHOF, to pay a portion of the redemption (or defeasance or purchase) price of such Series 2023 Bonds; (v) Series 2023 Bonds redeemed pursuant to Section 4.01(d) of the Indenture shall be credited against subsequent Mandatory Sinking Fund Requirements on the dates and in the amounts identified in Exhibit G hereto; and (vi) upon the defeasance, redemption or purchase and cancellation of the 2018 Refunding Allocation Amount of the Series 2023 Bonds by the Canton City District, alone or together with PFHOF, whether pursuant to Section 4.01(d) of the Indenture or otherwise, the Owners of the Phase I TIF Properties have the right to terminate the TIF Exemptions, and the related TIF Declarations, with respect to the Phase I TIF Properties, and to claim any other tax exemption permitted by law. Any amount advanced by the Canton City District or PFHOF to redeem Series 2023 Bonds under Section 4.01(d) of the Indenture shall be treated as a Curative Advance for all purposes of the Indenture and shall bear interest until repaid at the Interest Rate for Advances (or such other rate as is provided in the instrument under which the advance is made.

Anything herein or in the Indenture, any of the TIF Declarations or any other Transaction Document to the contrary notwithstanding, it is irrevocably agreed by all parties hereto that, for purposes of Sections 4(b) and 5(b) of the Phase I TIF Declarations, from and after the issuance and delivery of the Series 2023 Bonds and the refunding and redemption of the 2018 Bonds, the “TIF Bonds”, as such term is used in such TIF Declarations, are and will be comprised solely of the 2018 Refunding Allocation Amount of the Outstanding Series 2023 Bonds and, upon the redemption pursuant to Section 4.01(d) of the Indenture, or the defeasance or purchase for cancellation, of the 2018 Refunding Allocation Amount of the Outstanding Series 2023 Bonds by Canton City District, alone or together with PFHOF, the Owners of Phase I TIF Properties, under Section 4(b) of the related TIF Declarations, have and shall have the absolute right to terminate the TIF Exemptions and the Phase I TIF Declarations, and to claim any other tax exemption permitted by law, with respect to the Phase I TIF Properties; and the Port Authority, the Trustee (by execution of the Indenture), and each of the Holders of the Series 2023 Bonds (by their acceptance of any Series 2023 Bonds), being all of the “Benefited Parties” under and as defined in the Phase I TIF Declarations, expressly consent to and join in this Section 2.12 and acknowledge the rights of the Canton City District and PFHOF hereunder (and under Section 4.01(d) of the Indenture and Section 4(b) of the Phase I TIF Declarations).

(End of Article II)

Article III

Cooperative Arrangements; Refunding of 2018 Bonds; Provision of the 2023 Project; Project Funds

Section 3.1 Cooperative Arrangements. As set forth in the Recitals to the 2018 Cooperative Agreement, the 2018 Supplemental Agreement and this Agreement, the Developer Parties and the City have requested the assistance of the Port Authority in the Provision of the 2023 Project and in the financing and refinancing of the Projects, and the City, the Developer Parties and the Port Authority have determined to cooperate with each other in undertaking the Provision and financing of the Project, including (i) the refinancing of the 2018 Project through the refunding of the 2018 Bonds, (ii) the acquisition, and provision for the operation and management of, the Stark Port Public Roadway, and (iii) the payment or reimbursement of the Costs of the Additional 2023 Project Improvements, if any, all in accordance with the terms of this Agreement and the other Transaction Documents.

This Agreement is intended to and shall constitute an agreement of the Developer Parties, and an agreement between the City and the Port Authority, to cooperate in the Provision, and the financing and refinancing, of the Projects comprised of Public Infrastructure Improvements and Port Authority Facilities, pursuant to applicable provisions of the Port Act, particularly ORC §4582.43, and the agreements contained herein are intended to and shall be construed as agreements to further effective cooperative action between, and to safeguard the respective interests of, the City and the Port Authority in undertaking that Provision, financing and refinancing.

Without limiting the generality of the foregoing, to the extent, if any, necessary, desirable or appropriate for the Provision, financing or refinancing of the Projects under this Agreement, under authority of the Port Act, particularly ORC §4582.431(B), and subject to the limitations contained therein, the Port Authority undertakes to, and is authorized by the City to, exercise powers, perform functions and render services on behalf of the City, together with all powers necessary or incidental thereto, to the same extent that the City is authorized to exercise , perform or render any such powers, functions or services. Each power exercised, function performed or service rendered by the Port Authority hereunder, to the extent if any necessary for the Provision, financing or refinancing of the Projects in the manner set forth herein is undertaken by the Port Authority on behalf of the City, pursuant to ORC §4582.431(B); provided, that, notwithstanding the foregoing provisions for cooperation in the exercise, performance or rendering of powers, functions and services hereunder, the Port Authority is not acting as, and shall not be considered, an agent of the City hereunder, and the City shall not be liable for any damages, losses, costs or expenses caused or incurred by the Port Authority hereunder, or otherwise arising from or out of any acts, omissions or breach of this Agreement or of any other Transaction Documents by the Port Authority, with or without the consent or authorization of the City hereunder or otherwise.

Based upon the foregoing, and upon and subject to the terms and conditions of this Agreement, the Port Authority agrees to issue the Series 2023 Bonds to finance and refinance the Project, to acquire and provide for the operation and management of the Stark Port Public Roadway, and to apply the proceeds of the sale of the Series 2023 Bonds in accordance with this Article III.

Section 3.2 Provision of the Project; Issuance of Series 2023 Bonds; Refunding 2018 Bonds. The parties agree to undertake the Provision, financing and refinancing of the Projects with all reasonable dispatch and in accordance with the following:

(a) 2018 Project; Dedication and Acceptance of 2018 Project Improvements by the City. In order to cause the Provision of the Project for the benefit of the TIF District Properties, the City and the Developer previously entered into the Development Agreement and, under the Development Agreement, the Developer agreed to undertake the Construction of the 2018 Project Improvements for and on behalf of the City, and the City agreed to permit the use of the Net Statutory Service Payments to finance the Costs of the 2018 Project Improvements as Public Improvements under the Development Agreement. The Developer Principals represent and warrant to the City and the Port Authority, and the City represents to the Port Authority that it has no reason not to believe, that the Construction of the 2018 Project Improvements has been completed in accordance with the Development Agreement and the approved plans and specifications therefor, and that except for the demolition and removal of electrical lines and infrastructure for relocations consistent with the Development Agreement, which included, in part, demolition and removal of such electrical lines and infrastructure from Blake Avenue (not dedicated to the City) as well as dedicated public streets and lands owned by the City, all of the 2018 Project Improvements either: (i) have been Constructed on real property owned by the City and are owned by the City as part of such public real property, or (ii) have been dedicated to and accepted by the City, together with such real property interests as are reasonably necessary for the enjoyment thereof. Based on the foregoing representations and warranties and the 2018 Supplemental Agreement, the Port Authority agrees, subject to delivery of an acceptable opinion of Bond Counsel, to use a portion of the proceeds of the Series 2023 Bonds to refund the 2018 Bonds in accordance with the 2018 Supplemental Agreement.

(b) Stark Port Public Roadway Construction and Acquisition; Management and Operation. The Developer Principals represent and warrant to the City and the Port Authority, and the City represents to the Port Authority that it has no reason not to believe, that the Construction of the Stark Port Public Roadway Improvements has been completed in accordance with the Development Agreement and the approved plans and specifications therefor. The Stark Port Public Roadway shall be transferred to the Port Authority on the 2023 Closing Date for operation and management in accordance with this Agreement; and, to that end, the Developer Principals represent, warrant covenant and agree as follows: (i) on or as of the 2023 Closing Date, (A) HOFV Newco holds fee simple title to the Village Roadway Site, including the Stark Port Public Roadway Site, (B) HOFV Newco will cause the Village Roadway Mortgage Release to be or have been executed, delivered and recorded, and (C) HOFV Newco will execute and deliver the Stark Port North Roadway Deed, in form and substance acceptable to the Port Authority, and deliver the same to the County Recorder for recording in the Official Records of the County; (ii) on or as of the 2023 Closing Date, (X) HOFV Parking holds the lessee’s interest in the Unity Parking Lot Site under the Parking Project Lease, including the South Gateway Roadway Site, (Y) HOFV Newco will cause the South Gateway Mortgage Release to be or have been executed, delivered and recorded, and (Z) HOFV Newco will execute and deliver, or cause HOFV Parking to execute and deliver, the South Gateway Release and Quitclaim, in form and substance acceptable to the Port Authority, and deliver the same to the County Recorder for recording in the Official Records of the County; and (iii) on or as of the 2023 Closing Date, they shall cause the Title Policy to be delivered in form and substance satisfactory to the Port Authority. Upon delivery of the Stark Port North Roadway Deed and the South Gateway Release and Quitclaim, the Port Authority shall, but only from the proceeds of the Series 2023 Bonds available therefor in accordance with the Indenture and subject to delivery of an acceptable opinion of Bond Counsel, pay the Stark Port Public Roadway Purchase Price, in immediately available funds, to HOFV Newco and HOFV Parking (or, as to that portion, to HOFV Newco for the account of HOFV Parking).

Upon and as a condition to such transfer, the Port Authority, as owner, and HOFV Newco, as the initial Manager of the Stark Port Public Roadway, shall enter into the Management Agreement, in form and substance acceptable to the City, the Port Authority, the Developer Principals and Bond Counsel. Anything herein to the contrary notwithstanding, unless otherwise agreed by the City, in addition to any requirements of the Management Agreement, the Stark Port Public Roadway shall be operated and maintained in accordance with the Operation and Maintenance Agreement, and HOFV Newco shall execute and deliver to the Port Authority, with the consent of the City, a partial assignment of the Operation and Maintenance Agreement covering only HOFV Newco’s duties and obligations thereunder that relate to the Stark Port Public Roadway and the Stark Port Public Roadway Improvements transferred to the Port Authority as described herein. No amendments, supplements, extensions, alterations, replacements or changes of any kind to the Management Agreement for the Stark Port Public Roadway, or to the Operation and Maintenance Agreement (insofar as it pertains to the Stark Port Public Roadway), shall be entered into except upon the contemporaneous delivery to the Trustee and the Port Authority of a Bond Counsel Opinion to the effect that any such amendments, supplements, extensions, alterations, replacements or changes will not, individually or in the aggregate, affect the Tax Status of interest on the Series 2023 Bonds.

(c) Additional 2023 Project Improvements. The City and the Developer Principals represent and the Developer Principals warrant that the Construction of any 2023 Additional Project Improvements has been or will be completed in accordance with the Development Agreement and the approved plans and specifications therefor, and that all such 2023 Additional Project Improvements, to the extent not located on land or within easements owned by the City (and owned by the City as part of the applicable real estate), has been or will be dedicated to and accepted by the City, or another Governmental Authority with jurisdiction in the premises), together with all such real property interests necessary for the enjoyment thereof. Promptly after completion and dedication of any such Additional 2023 Project Improvements, the Developer Principals shall certify to the Trustee and the Port Authority that such Additional 2023 Project Improvements were so completed (free of any mechanics’, materialmen’s, vendors’ and other similar liens) and dedicated (identifying any such Governmental Authority if other than the City), and that all costs due and payable with respect to such Additional 2023 Project Improvements have been or will be paid. Promptly following completion of all punch-list items and final payment, for any Additional 2023 Project Improvements, the Developer Principals shall certify such matters to the Port Authority and the Trustee, including a certification to the effect that the Additional 2023 Project Improvements (and related real property) remain free of any mechanics’, materialmen’s, vendors’ and other similar liens. Based on the foregoing, the Port Authority agrees, subject to delivery of an acceptable opinion of Bond Counsel (in connection with the issuance of the Series 2023 Bonds), to use a portion of the proceeds of the Series 2023 Bonds to pay or reimburse Costs of the Additional 2023 Project Improvements, subject to receipt of an appropriate Disbursement Request, in substantially the form included as Exhibit F hereto, incorporated herein by this reference, signed by HOFV Newco and approved by the City.

(d) Payment of Project Costs. In order to assist the City with financing and refinancing the Project Costs, the Port Authority will, in accordance with the 2018 Supplemental Agreement and this Agreement, endeavor to issue and sell the 2023 Bonds, and will deposit and apply the proceeds thereof as follows:

(i) RESERVED.

(ii) From the proceeds of the Series 2023 Bonds: (v) an amount equal to the sum of the Costs of Issuance shall be deposited into the Costs of Issuance Account of the Project Fund and used on the 2023 Closing Date to pay the Costs of Issuance in accordance with the Indenture, (w) an amount equal to the Capitalized Interest Payment shall be deposited into the Capitalized Interest Account and applied from time to time in accordance with the Indenture to pay the Capitalized Interest Payment, (x) an amount equal to the 2018 Bonds Refunding Deposit shall be deposited into the Refunding Account of the Project Fund and transferred, on the 2023 Closing Date to the 2018 Trustee for immediate application to the refunding and redemption of the 2018 Bonds on the 2023 Closing Date, (y) an amount equal to the Bond Reserve Deposit shall be deposited into the Bond Reserve Fund for use, investment and application in accordance with the Indenture, and (z) the balance of the proceeds of the Series 2023 Bonds shall be deposited into the Construction Account of the Project Fund and used (I) on the 2023 Closing Date to pay the Stark Port Public Roadway Purchase Price and (II) in accordance with Section 3.2(c) hereof and Section 5.06 of the Indenture, to pay or reimburse Costs of any Additional 2023 Project Improvements.

(e) Reserves and Administrative Expenses as Project Costs. The City and the Developer Principals expressly acknowledge and agree that the costs of providing for the funding of the Bond Reserve Requirement, the Capitalized Interest Payment and Administrative Expenses under the Indenture shall be deemed to be Project Costs and payable with proceeds of the Series 2023 Bonds and with Assigned Service Payments, all as further provided in the Indenture. All amounts deposited into the Capitalized Interest Account or the Bond Reserve Fund, together with any investment earnings thereon, shall be pledged by the Port Authority to, and used by the Trustee for, the payment of Bond Payments under and in accordance with the Indenture, including, as to any then-remaining amount in the Bond Reserve Fund, to the final payment of Bond Service Charges on the Series 2023 Bonds.

(f) Payment of Project Fees and Expenses by Developer Principals. In consideration of the issuance of the Series 2023 Bonds and the other actions to be taken hereunder, the Developer Principals, jointly and severally, agree that they are responsible for and will pay the following fees and expenses in connection with the financing of the Project, to the extent if any not paid as Costs of Issuance or Administrative Expenses and not otherwise paid or provided for under the Indenture:

(i) on the Closing Date, in immediately available funds paid by wire transfer, the fees and expenses of the Port Authority in connection with the issuance of the Series 2023 Bonds including without limitation, the Port Closing Fee;

(ii) so long as the Series 2023 Bonds are Outstanding, the Trustee Fee and any Extraordinary Expenses and Extraordinary Fees, payable within 30 days of receipt by a Developer Principal of an invoice therefor;

(iii) so long as the Series 2023 Bonds are Outstanding, the reasonable fees and expenses of the Port Authority, the Administrator and the City, including without limitation reasonable attorneys’ fees and expenses, incurred by the Port Authority or the City in connection with the administration of the Transaction Documents or the enforcement of any the obligations of the Developer Parties under this Agreement and the other Developer Transaction Documents, payable within 30 days of receipt by a Developer Principal of an invoice therefor;

(iv) so long as the 2023 Bonds are Outstanding, the fees and expenses of the Port Authority and any Continuing Disclosure Agent (if other than the Administrator) incurred in connection with any continuing disclosure obligations of the Port Authority for the Series 2023 Bonds, payable within 30 days of receipt by a Developer Principal of an invoice therefor; and

(v) the Port Annual Fee (payable semiannually).

(g) School District Compensation Agreement; School Compensation Payments; Base Tax Payments. The Developer Parties and the Port Authority hereby acknowledge that the City is obligated to pay, and the City hereby agrees to pay, but solely from the Statutory Service Payments, the School Compensation Payments directly to the School Districts in accordance with the School Compensation Agreement. The required School Compensation Payments shall be paid to the School Districts regardless of whether the Net Statutory Service Payments are sufficient to pay the Bond Payments, and the portion of the Statutory Service Payments required in order to make the School Compensation Payments are hereby pledged to the School Compensation Payments and are free and clear of any other assignment hereunder or under any of the other Transaction Documents. The City acknowledges and agrees that the City Administration Fee shall be calculated only on, and payable only from, the Non-Shared Service Payments and the School Compensation Payments shall not be reduced to any extent whatever as a result of the City Administration Fee. Pursuant to Section 2.6 of this Agreement, the Administrator shall review and confirm or correct the allocations of Statutory Service Payments to School Compensation Payments and between the School Districts in accordance with the School Compensation Agreement and shall, in any event, in connection with the preparation of each Administrator’s Semiannual Report, review and document the allocations made by the City and any corrections it believes are necessary, and provide such directions, on a prospective basis, as shall be reasonably necessary to ensure that the School Compensation Payments are made on a basis consistent with the School Compensation Agreement.

The Developer Parties hereby acknowledge, confirm and agree to comply with each and all of the covenants, terms, conditions and provisions of the School Compensation Agreement applicable to the Developer and, by execution and delivery of this Agreement or the Joinder of Affiliated Owners, join in all such covenants, terms, conditions and provisions as joint and several principals, and not as guarantors. Without limitation on the foregoing, each of the Developer Parties acknowledges and confirms the Base Tax Obligations under the School Compensation Agreement, agrees to make all required Base Tax Payments, including any Base Tax Make-Up Payments determined in accordance with Section 2.6 hereof, and agrees that the Base Tax Obligations allocable to each of the TIF Properties, and the related obligation to make any required Base Tax Payments (and any Base Tax Make-up Payments), shall be imposed by the applicable TIF Declarations as a covenant running with the land, enforceable by Plain Local District and otherwise in accordance with the TIF Declarations.

(h) REA and Use Agreement. The City and the Port Authority, by execution and delivery of this Agreement, the Trustee, by execution and delivery of the Indenture, and the 2023 Original Purchasers (and all Holders of Series 2023 Bonds), by acceptance of the Series 2023 Bonds, recognize and acknowledge that (i) each and all of their respective interests in and to any of the TIF Properties, whether hereunder or under the TIF Act, the TIF Declarations or any other Transaction Documents are and, notwithstanding any Lien Foreclosure relating to any or all of the TIF Properties, shall at all times remain subject to and bound by the easements, covenants, licenses, rights, duties, obligations, terms, conditions, benefits and burdens of the REA and Use Agreement, all of which are, as described therein, and are intended to be “easements and covenants of record running with the land” within the meaning of ORC §5721.19(F)(2) providing for survival of all such rights and interests notwithstanding any Lien Foreclosure relating to the TIF Properties (or any part thereof or interest therein), and (ii) the Stadium Fee Parcel and the fee interest in the Youth Sports Site constitute public property owned by the Canton City District and remedies against such property may be limited by Ohio law or public policy.

(i) Tax Status of Series 2023 Bonds. The Port Authority, the City and the Developer Principals each hereby represents that it has taken and caused to be taken, and covenants that it will take and cause to be taken, all actions that may be required of it, alone or in conjunction with any other party hereto, for the interest on the Series 2023 Bonds to be and remain excluded from gross income for federal income tax purposes, and represents that it has not taken or permitted to be taken on its behalf, and covenants that it will not take or permit to be taken on its behalf, any actions that would adversely affect such exclusion under the provisions of the Code.

Section 3.3 Bond Reserve Requirement and Deposit. Concurrently with the issuance of the Series 2023 Bonds, the initial Bond Reserve Deposit for the Series 2023 Bonds shall be funded from the proceeds of the Series 2023 Bonds in an amount equal to five percent (5%) of the original principal amount of the Series 2023 Bonds, and such amount shall be deposited by the Trustee in accordance with Indenture. Investment earnings (subject to any requirements relating to the Rebate Amount) shall be retained in the Bond Reserve Fund, and any Excess Amounts shall be deposited into the Bond Reserve Fund, until the balance in the Bond Reserve Fund shall be equal to ten percent (10%) of the original principal amount of the Series 2023 Bonds, which amount shall thereafter constitute the Bond Reserve Requirement for the Series 2023 Bonds until the amount on deposit in the Bond Reserve Fund is to be used, in accordance with the Indenture, to pay Bond Service Charges on the Series 2023 Bonds. To the extent if any required by the Tax Regulatory Agreement, the Port Authority will restrict the yield on investments of amounts on deposit in the Bond Reserve Fund.

Section 3.4 Developer Shortfall Payments; Delivery of Minimum Payment Guaranty. In consideration of the agreements of the City and the Port Authority herein, and in consideration of the purchase of the Series 2023 Bonds by the 2023 Original Purchasers on the 2023 Closing Date, the Developer Principals hereby covenant and agree: (i) until such time as the Series 2023 Bonds shall no longer be outstanding under the Indenture, to timely pay all Developer Shortfall Payments directly to the Trustee, when due, for the account of the Port Authority, in accordance with Section 2.5 hereof and the related determinations by the Administrator, (ii) on the 2023 Closing Date and upon the issuance and delivery of the Series 2023 Bonds, to execute and deliver the Minimum Payment Guaranty to the Port Authority and the Trustee in accordance with Section 2.5 hereof, and (iii) to fully and timely pay all amounts required of them under the Minimum Payment Guaranty. For purposes of clarification, it is expressly acknowledged and agreed by all parties hereto, by the Trustee (through execution and delivery of the Indenture), and by each and all of the Holders (by their acceptance of delivery of any Bonds) that: (x) the Developer Shortfall Payments are in personam joint and several obligations of the Developer Principals and do not constitute covenants running with, and are not enforceable through any liens on, any land included in any of the TIF Properties, and (y) the City has no interest in the Developer Shortfall Payments.

Section 3.5 Limitation on Obligations. Neither the Series 2023 Bonds nor any obligation of the Port Authority or the City created by or arising out of this Agreement (or the other Transaction Documents) shall constitute a general debt of the Port Authority or the City or give rise to any pecuniary liability of the Port Authority or the City, but any such obligations shall be payable only as follows: (i) as to any obligations of the City, solely from the City Project Revenues received by the City, (ii) as to any obligations of the Port Authority with respect to Bond Payments, solely from the Pledged Revenues assigned to the Trustee, and (iii) as to any other obligations of the Port Authority, including any obligations relating to the Stark Port Public Roadway, solely from any Restricted Funds.

The respective obligations of the Port Authority and the City under this Agreement (and the other Transaction Documents to which they are a party) are not and shall not be secured by an obligation or pledge of any moneys raised by taxation. The obligations of the Port Authority and the City under this Agreement (and the other Transaction Documents to which they are a party) do not and shall not represent or constitute a debt or pledge of the faith and credit or taxing power of the Port Authority or the City, and the Trustee and the Holders of the Series 2023 Bonds do not and shall not have any right to have taxes levied by the Port Authority or the City for the payment of Bond Service Charges or any other obligation of the Port Authority or the City hereunder, under any other Transaction Document or with respect to the Series 2023 Bonds.

Notwithstanding and in addition to the indemnification for which provision is made in Article V, the Port Authority shall not be required to perform any obligation contemplated to be performed by it under this Agreement or any other Port Authority Transaction Document that would require the Port Authority to incur any cost, expense or liability unless and except to the extent that the Port Authority has received security satisfactory to the Port Authority, in its sole discretion, for the payment, or reimbursement of the Port Authority for the payment, of any cost, expense or liability that the Port Authority may incur in performing that obligation. Nothing herein, however, shall be deemed to prohibit the Port Authority from using, to the extent that it may elect in its sole discretion to do so and is authorized to do so, any other resources or from taking action to fulfill any of the terms, conditions or obligations of this Agreement. Performance by any of the Developer Parties of any obligation imposed on the Port Authority under this Agreement or any other Port Authority Transaction Document shall be deemed to satisfy performance of that obligation by the Port Authority.

Insofar as this Agreement purports to establish any obligations of an Owner with respect to the TIF Property, to the extent that any such obligations apply to the Canton City District, the Port Authority or PFHOF as Owners, all such obligations shall be subject to the limitations established under Sections 6, 7 and 8 of the applicable TIF Declaration, which limitations are incorporated herein by reference as fully as set forth herein. For the avoidance of doubt, each limitation provided under this Agreement concerning an obligation of the Canton City District Stark Port or PFHOF shall apply to and limit that obligation regardless of whether the Canton City District, Stark Port or PFHOF is expressly stated to be the obligor or it is the obligor as a consequence of being an Owner. Correspondingly, each right the Canton City District, Stark Port or PFHOF is expressly stated to possess under this Agreement shall accrue to, and be exercisable by, the Canton City District, Stark Port and PFHOF, respectively, regardless of its status or capacity under any applicable TIF Declaration or otherwise with respect to any TIF Property, to any Projects or Project Improvements or hereto.

None of the officials of the Port Authority, PFHOF, the Canton City District or the City or any members of their respective Legislative Authorities or governing boards or their respective officers or employees, shall be liable in their personal capacities as to any obligations contemplated by this Agreement or any other Transaction Document or created by or arising out of this Agreement or any other Transaction Document.

Notwithstanding and in addition to the indemnification for which provision is made in Article V, the City shall not be required to perform any obligation contemplated to be performed by it under this Agreement or any other City Transaction Document that would require the City to incur any cost, expense or liability unless and except to the extent that the City has received security satisfactory to the City, in its sole discretion, for the payment, or reimbursement of the City for the payment, of any cost, expense or liability that the City may incur in performing that obligation; provided, that the foregoing exculpation shall not apply to or affect any duty of the City hereunder as to the administration and payment, whether to the Trustee or the School Districts, of any Service Payments received by the City. Nothing herein, however, shall be deemed to prohibit the City from using, to the extent that it may elect in its sole discretion to do so and is authorized to do so, any other resources or from taking action to fulfill any of the terms, conditions or obligations of this Agreement. Performance by any of the Developer Parties of any obligation imposed on the City under this Agreement or any other City Transaction Document (other than the duties of the City hereunder as to the administration and payment, whether to the Trustee or the School Districts, of any Service Payments received by the City) shall be deemed to satisfy performance of that obligation by the City.

Section 3.6 Additional Bonds. Upon the written request of the Developer Principals and with the written consent of the Majority Holders of the Series 2023 Bonds, subject to satisfaction of the terms and conditions of the Indenture, including satisfaction of applicable terms and conditions of the TIF Declarations, the Port Authority may issue, from time to time, Additional Bonds to finance or refinance Costs of any Project in accordance with Section 2.05 of the Indenture. Unless otherwise expressly provided in a supplement to this Agreement, each series of Additional Bonds shall be issued on a parity basis with the Series 2023 Bonds and all other series of Additional Bonds as may have been previously issued on a parity therewith and, in that event, the Pledged Revenues, including the Assigned Service Payments, and the Special Funds will secure the Bond Service Charges on all Bonds equally and ratably without preference for one series of Bonds over another series and without regard to the date of issuance of any such series of Bonds. On or before the date of issuance of any series of Additional Bonds, the parties hereto shall enter into a supplement to this Agreement to specify the Public Improvements to be financed or refinanced with the proceeds of such issuance and to provide such other terms as may be necessary or useful in connection with the issuance of such series of Additional Bonds.

(End of Article III)

Article IV

 Assignment of Service Payments and Minimum Payments

Section 4.1 Assignment; City Contributions. In consideration of the Port Authority’s issuance of the Series 2023 Bonds for the purposes contemplated herein, including (i) to refund the 2018 Bonds issued to pay or reimburse 2018 Project Costs and (ii) to pay or provide for the 2023 Project Costs, the City hereby assigns to the Port Authority the Assigned Service Payments, including all rights of the City in or to the Net Statutory Service Payments and any Minimum Payments payable hereunder or under the TIF Declarations and the right of the City to receive any such Minimum Payments; provided that such assignment is conditioned on the agreement of the Port Authority to assign the Assigned Service Payments to the Trustee under the Indenture to secure the payment of the Bond Payments, including Bond Service Charges on the Series 2023 Bonds and related Administrative Expenses. The City further agrees that all Minimum Payments shall be paid directly to the Trustee and that it has no interest in or claim on any such Minimum Payments and that it shall transfer all City Contributions (being all Assigned Service Payments received by the City, including all Net Statutory Service Payments received from the County Treasurer) to the Trustee promptly after receipt and, in any event, prior to the applicable City Contribution Date. All such Assigned Service Payments and Minimum Payments shall be paid to the Trustee at the Trustee’s Notice Address, or at such other address as the Trustee shall designate in writing, for deposit in the Revenue Fund and disbursement by the Trustee in accordance with Waterfall Requirements established in the Indenture.

Notwithstanding anything in this Agreement to the contrary, the City’s obligation under this Agreement to make City Contributions shall be a special obligation of the City and shall be required to be made solely from the City Project Revenues, including the Net Statutory Service Payments received by the City and deposited by the City in the TIF Fund and only after payment of the School Compensation Payments payable therefrom in accordance with Sections 2.6 and 3.2(g) hereof. The obligations of the City under this Agreement are not and shall not be secured by an obligation or pledge of any moneys raised by taxation. The obligations of the City under this Agreement do not and shall not represent or constitute a debt or pledge of the faith and credit or taxing power of the City, and none of the Port Authority, the Trustee, or the Holders of the Series 2023 Bonds has or shall have any right to have taxes levied by the City for the payment of the City Contributions; however, the City shall take all actions necessary to appropriate and pay the Assigned Service Payments received by the City to the Trustee, for the account of the Port Authority, pursuant to the terms of this Agreement.

The obligation of the City to pay the City Contributions to the Trustee, for the account of the Port Authority, is hereby determined and acknowledged to be a continuing obligation under ORC §5705.44 and, upon the City’s execution and delivery of this Agreement, all moneys received by the City from the collection of the Statutory Service Payments and required for the payment of the School Compensation Payments and the City Contributions shall be deemed appropriated annually by the City to pay the City’s obligations hereunder. During the years in which this Agreement is in effect, the City shall take such further actions as may be necessary to appropriate and maintain the moneys received from the Statutory Service Payments in such amounts and at such times as will be sufficient to enable the City to satisfy its obligations under this Agreement. The City has no obligation to use or apply to the payment of the School Compensation Payments or the City Contributions any funds or revenues from any other source other than the moneys received by the City from the collection of the Statutory Service Payments and, as to the City Contributions, any Minimum Payments actually received by the City. Without limiting the generality of the foregoing limitation, nothing herein shall be deemed to prohibit the City from using, to the extent that it may elect in its sole discretion and is otherwise authorized to do so, any other resources, or from taking any other actions, to fulfill any of the terms, conditions or obligations of this Agreement or to provide moneys for the payment of the Bond Payments, including Bond Service Charges on the Series 2023 Bonds.

After the Series 2023 Bonds and any Additional Bonds are no longer Outstanding under the Indenture, the City shall cease to pay the Net Statutory Service Payments to the Trustee, and thereafter during the period of the TIF Exemption, the City may retain all such Net Statutory Service Payments for use by the City for such lawful purposes as the City shall determine consistent with the TIF Ordinance and the Development Agreement if then in effect; provided, that nothing herein shall limit the obligation of the City to pay the School Compensation Payments to the School Districts from any Statutory Service Payments received by the City.

Section 4.2 Enforcement of Obligations of City and the Port Authority. Subject to the terms and conditions hereof, including the limitations contained in Sections 2.5, 2.9(e), 3.5 and 8.3 hereof, the obligations of the City and the Port Authority under this Agreement are hereby established as duties specifically enjoined by law and resulting from an office, trust, or station upon the City and the Port Authority, respectively, within the meaning of Section 2731.01 of the Ohio Revised Code and shall be enforceable by mandamus; and the enforcement of such obligations by mandamus against the City or the Port Authority shall be the sole remedy available to the other parties hereto with respect to any and all claims against the City or the Port Authority hereunder.

(End of Article IV)

Article V

Additional Agreements and Covenants

Section 5.1 Indemnification by the Developer.

(a) The Developer Parties (each, an “Indemnitor” and collectively, the “Indemnitors”) hereby jointly and severally release the Port Authority, the City, the Canton City District and the Trustee, and their respective officers, officials, directors, employees and agents (collectively, the “Indemnified Parties”) from, and agree that the Indemnified Parties shall not be liable for and indemnify, and agree to defend, the Indemnified Parties against, all liabilities, claims, costs and expenses, including out-of-pocket and incidental expenses and reasonable legal fees, imposed upon, or incurred by or asserted against an Indemnified Party on account of: (i) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by (A) any cause whatsoever pertaining to the Construction and operation of the Development Improvements, the Provision of the Project or any part thereof, and the maintenance, operation and use thereof by the Indemnitors, and their landlords (other than the Indemnified Parties), tenants, lessees, licensees and other users of the Project or any part thereof, or (B) defects in the Provision of the Project, or any part thereof, or correction or maintenance of the Project, or any part thereof; (ii) any breach or default on the part of any Indemnitor in the performance of any covenant, obligation or agreement of any Indemnitor, or arising from any act or failure to act by any Indemnitor under this Agreement, any other Developer Transaction Document, or any contract for the Provision of the Project; (iii) any representation or warranty made by any Indemnitor to any of the Indemnified Parties in this Agreement or any other Developer Transaction Document proving to be false or misleading in any material respect when made or given; (iv) the authorization, issuance, sale, trading, redemption or servicing of the Series 2023 Bonds; (v) any action taken or omitted to be taken by any Indemnified Party pursuant to the terms of this Agreement or any other Transaction Document; and (vi) any claim, action or proceeding brought with respect to any matter set forth in clause (i), (ii), (iii), (iv), or (v) above; provided, that for the Indemnified Party seeking indemnification and release, such losses did not result solely from (x) the adjudicated (in a final non-appealable adjudication) willful misconduct or gross negligence of such Indemnified Party; or (y) its adjudicated breach (in a final non-appealable adjudication) of any material representation, warranty or covenant made by it in this Agreement or in any of the Transaction Documents to which it is a party; provided, that such exculpation shall not relieve any Indemnitor of the obligation to defend the Indemnified Party until the applicable adjudication, subject to the right of the Indemnitor to reimbursement from the Indemnified Party for such costs of defense upon any such final adjudication, which right of reimbursement is, except as to the Trustee, subject to appropriation by the Legislative Authority of the Indemnified Party (the Board of Education as to the Canton City District).

(b) The Indemnitors hereby jointly and severally indemnify and agree to hold the Indemnified Parties harmless from and against all liabilities, and all reasonable costs and expenses, including out-of-pocket expenses and reasonable legal fees incurred by an Indemnified Party as a result of the existence on, or release from, any portion of the Development Site (whether the TIF Properties, the Stark Port Public Roadway Site or the site of any other Project Improvements) of Hazardous Substances or arising out of any claim for violation or failure to comply with Environmental Laws in connection with the Development or the Projects.

(c) The Indemnitors hereby jointly and severally indemnify and agree to hold the Trustee and its respective officers, directors, employees and agents harmless against its Ordinary Fees and Ordinary Expenses and its Extraordinary Fees and Extraordinary Expenses; provided, that such fees and expenses did not result from the willful misconduct or gross negligence of the Trustee or any other party hereto (exclusive of the Developer Parties).

(d) In case any claim or demand is at any time made, or action or proceeding, whether legal or administrative, is brought, against or otherwise involving an Indemnified Party in respect of which indemnity may be sought hereunder, the Indemnified Party seeking indemnity promptly shall give notice of that action or proceeding to at least one Indemnitor, and each Indemnitor, upon receipt by any Indemnitor of such a notice, shall have the obligation upon the request of the Indemnified Party to assume the defense of the action or proceeding; provided, that failure of the Indemnified Party to give that notice shall not relieve any Indemnitor from any of its obligations under this section unless, and only to the extent, that failure materially prejudices the defense of the action or proceeding by such Indemnitor.

(e) Nothing in this Agreement is meant to release, extinguish or otherwise alter or interfere with any rights which the Indemnified Parties may now or hereafter have against any of the Indemnitors or any other Person for indemnification or other remedies as to any environmental liabilities with respect to any real property included in or in the vicinity of the Development Site.

(f) The indemnification set forth in this Section 5.1 is intended to and shall include the indemnification of each Indemnified Party and each Indemnified Party’s successors and permitted assigns and supplements, and shall not limit in any respect, any indemnification provided by the Indemnitors or any other person to an Indemnified Party under any other instrument or agreement.

(g) The indemnification provided hereunder is intended to and shall be enforceable by each Indemnified Party to the full extent permitted by law and shall survive the termination of this Agreement and the other Transaction Documents and repayment of the Series 2023 Bonds (and any Additional Bonds).

(h) Anything herein to the contrary notwithstanding, in the event that the Port Authority shall be obligated to make any payments for the protection of the Stark Port Public Roadway or shall otherwise become liable for any amounts as a result of its issuance of the Series 2023 Bonds and the acquisition of the Stark Port Public Roadway or any other Project Improvements, the City and the Developer Parties agree (by execution and delivery of this Agreement), the Trustee agrees (by execution and delivery of the Indenture) and the Holders of the Bonds (including the 2023 Original Purchasers) agree by acceptance of the Bonds, that the Port Authority shall have the right, to the extent not otherwise prohibited by law, to payment or reimbursement from the Assigned Service Payments in accordance with the Waterfall Requirements of the Indenture and that right shall have priority over the Bond Payments.

Section 5.2 Litigation Notice. Each of the parties shall give to the other parties and, to the extent relating to the Stadium Property, the Youth Sports Property or any Owner of either, to the Canton City District and PFHOF, prompt notice of any action, suit or proceeding, whether legal or administrative, by or against any such party or any Owner, at law or in equity, or before any governmental instrumentality or agency, or of any of the same which is threatened in writing or of which such party has notice, which, if adversely determined, would materially impair the right or ability of any party or Owner to carry out its obligations hereunder or under any other Transaction Document to which it is a party.

(End of Article V)

Article VI

Certain Provisions Relating to the Trustee

Section 6.1 Duties of Trustee. For purposes of taking any actions under or performing any duties under this Agreement, the Trustee shall perform its duties in accordance with the terms and provisions of this Agreement and the Indenture and shall have the protections and rights afforded to it under the Indenture for purposes of any such actions taken or duties performed under this Agreement as if those provisions were re-written herein.

Section 6.2 Trustee’s Liability. Neither the Trustee nor any of its officers, directors, employees, attorneys, designees or agents shall be liable to any of the parties hereto or to any Owner for any action taken or omitted to be taken by it unless resulting from gross negligence or willful misconduct and, if following a Written Direction, such action or inaction, as the case may be, by the Trustee shall be deemed action or inaction without gross negligence or willful misconduct. Except as may be provided in the Indenture, the Trustee: (i) shall not be responsible in any manner to any party for (A) the effectiveness, enforceability, genuineness, validity, or the due execution of any of the Transaction Documents by any party other than the Trustee, or (B) for any representation, warranty, document, certificate, report, opinion or statement herein or made or furnished under or in connection therewith, or (ii) be under any obligation to any party to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any of the Transaction Documents on the part of any party thereto. Nothing in this Agreement is intended to derogate from or otherwise modify the duties of the Trustee with respect to the Series 2023 Bonds or under the Indenture when acting in its capacity as Trustee.

Section 6.3 Reliance by Trustee. The Trustee and its officers, directors, employees, attorneys, designees and agents shall be entitled to rely and shall be fully protected in relying upon any Written Direction and any other writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order or other document, believed by it or them to be genuine and correct and to have been signed, sent, or made by the proper Person, and with respect to legal matters, upon an opinion of Bond Counsel or other legal counsel selected by the Trustee and reasonably acceptable to the Port Authority, and with respect to accounting and financial matters, upon the Administrator or an independent accountant or financial expert selected by the Trustee and reasonably acceptable to the Port Authority. The Trustee shall be entitled to rely on the identification of any TIF Property, and the amount of Service Payments due and owing from the Owner, as reported to the Trustee by the Administrator. The Trustee shall not be obligated to risk its own funds or otherwise incur any financial liability in the performance of any obligations under this Agreement or the other Transaction Documents or in the exercise of its powers, if in its reasonable judgment repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(End of Article VI)

Article VII

Events of Default and Remedies

Section 7.1 Events of Default. Each of the following shall be an Event of Default:

(a) The City shall fail to pay and deliver to the Trustee any City Contributions when due under and in accordance with this Agreement and such failure shall continue for ten (10) calendar days after written notice from the Trustee.

(b) Any party shall fail to observe and perform any agreement, term or condition contained in this Agreement to be performed by it, or the Owners of any TIF Property shall fail to pay, when due, the real estate tax payments, assessments, Statutory Service Payments or other similar impositions required of it, when due, in accordance with law or shall fail to pay, when due, any Base Tax Make-Up Payment required of it under Section 2.6 hereof, and any such failure continues for a period of thirty (30) days after notice thereof shall have been given to the defaulting party by the Trustee or by any non-defaulting party, or by either of the School Districts (as to any obligations owed to them under the School Compensation Agreement and to be performed hereunder), or for such longer period as the non-defaulting parties (or other Person giving the notice) may agree to in writing; provided, that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, that failure shall not constitute an Event of Default so long as the defaulting party institutes curative action within the applicable period and diligently pursues that action to completion.

(c) Any Developer Party or the City shall: (i) (A) admit in writing its inability to pay its debts generally as they become due, (B) file a petition in bankruptcy or a petition to take advantage of any insolvency act, or (C) make an assignment for the benefit of creditors, or (D) consent to the appointment of a receiver for itself or of the whole or any substantial part of its property; or (ii) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof.

(d) Any representation or warranty made by a party in this Agreement shall have been false or misleading in any material respect when made or given.

(e) Any Owner shall fail to pay, when due, any Minimum Payment required of it under Section 2.5 hereof or the Developer Principals shall fail to pay, when due, any Developer Shortfall Payment required under Sections 2.5 and 3.4 hereof and, in either event, such failure continues for ten (10) calendar days after written notice from the Trustee.

Except for any obligation to pay moneys when due hereunder, notwithstanding the foregoing, if, by reason of Force Majeure, any party is unable to perform or observe any agreement, term or condition hereof which would give rise to an Event of Default only under subsection (b) hereof, the defaulting party shall not be deemed in default during the continuance of such inability; however, the defaulting party shall promptly give notice to the other parties of the existence of an event of Force Majeure and shall use its best efforts to remove the effects thereof; provided that the settlement of strikes or other industrial disturbances shall be entirely within the discretion of the affected party.

The declaration of an Event of Default under subsection (c), above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

Section 7.2 Remedies on Default. Whenever an Event of Default shall have happened and be subsisting, any one or more of the following remedial steps may be taken:

(a) (i) If any Developer Party is the defaulting party, the City, the Port Authority, the Administrator and the Trustee shall be given access to, and may inspect, examine and make copies of the books, records, accounts and financial data of the Developer Parties pertaining to the affected TIF Property or Properties and the specified Event of Default and (ii) if the City is the defaulting party, the Port Authority, the Trustee, the Administrator and the Developer Principals shall be given access to, and may inspect, examine and make copies of the books, records, accounts and financial data of the City pertaining to the Assigned Service Payments.

(b) The Trustee and any non-defaulting party may pursue all remedies now or hereafter existing under this Agreement and the other Transaction Documents, or otherwise available at law or in equity to enforce the terms of this Agreement and the Transaction Documents, and to collect all amounts then due and thereafter to become due and owed to any Person hereunder.

Notwithstanding the foregoing, the Trustee, the City and the Port Authority shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to it at no cost or expense to the Trustee, the City or the Port Authority, as applicable. In addition, with respect to any and all claims arising out of the City’s default under this Agreement, the non-defaulting parties’ sole remedy and recourse against the City shall be limited to seeking and obtaining a writ of mandamus to compel the City’s performance of its obligations under this Agreement.

Nothing in this Agreement shall limit or restrict the access that any party has to any rights, recourse and remedies available under any other Transaction Document to which it is a party (whether directly or by assignment) and, following an Event of Default under any such Transaction Document, each non-defaulting party shall have access to all rights, recourse and remedies against the defaulting party available to the non-defaulting party under each such Transaction Document.

Section 7.3 No Remedy Exclusive. Except as set forth herein with respect to remedies against the City and the Port Authority, no remedy conferred upon or reserved to a non-defaulting party by this Agreement or under any of the other Transaction Documents is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Transaction Documents, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle a non-defaulting party to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

Section 7.4 Agreement to Pay Legal Fees and Expenses. If an Event of Default should occur and the Port Authority or the City incurs expenses, including without limitation reasonable attorneys’ fees and expenses, in connection with the enforcement of this Agreement or another Transaction Document against any Developer Party or Owner, the Developer Parties shall, as a joint and several obligation of each, reimburse the Port Authority or the City, as the case may be, for the reasonable expenses so incurred upon demand. If any such expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at the Interest Rate for Advances, to the extent permitted by law, shall constitute indebtedness of each of the Developer Parties and, in any action brought to collect that indebtedness or to enforce this Agreement, the party to whom the indebtedness is owed shall be entitled to seek the recovery of those expenses (including such interest) in such action except as limited by law or judicial order or decision entered in such proceedings.

Section 7.5 No Waiver. No failure by a party to insist upon the strict performance by another party of any provision of this Agreement shall constitute a waiver of its right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure of such party to observe or comply with any provision hereof.

Section 7.6 Notice of Default. Each party shall notify the other parties hereto and the Canton City District promptly if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default hereunder.

(End of Article VII)

Article VIII

Miscellaneous

Section 8.1 Term of Agreement. This Agreement shall be and remain in full force and effect from the date hereof until the Series 2023 Bonds and any Additional Bonds shall no longer remain Outstanding (except for the obligations imposed under Sections 5.1, 5.2 and 7.4 hereof and the limitations imposed by Sections 2.5, 2.9(e), 3.5, 4.2, and 8.3 hereof), all of which shall survive the expiration or termination of this Agreement). Upon termination of this Agreement, the parties shall take such action as shall be required of them to release any liens given to secure the payment of the Series 2023 Bonds, any Additional Bonds and any other Bond Payments.

Section 8.2 Notices. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, or delivered by overnight courier service, and addressed to the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to any party shall also be given to the other parties. The parties, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent. If, because of the suspension of delivery of certified or registered mail or for any other reason, notice, certificates or requests or other communications are unable to be given by the required class of mail or courier service, any notice required to be mailed or delivered by courier service by the provisions of this Agreement shall be given in such other manner as in the judgment of the Trustee shall most effectively approximate mailing thereof or delivery by courier service, and the giving of that notice in that manner for all purposes of this Agreement shall be deemed to be in compliance with the requirement for delivery under this Section. Except as otherwise provided herein, the mailing of any notice shall be deemed complete upon deposit of that notice in the mail and the giving of any notice by any other means of delivery shall be deemed complete upon receipt of the notice by the delivery service.

Section 8.3 Extent of Covenants; No Personal Liability. All covenants, obligations and agreements of the parties (and of the Canton City District, the Port Authority or PFHOF, if any, as Owner) contained in this Agreement and the other Transaction Documents shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future officer, official, employee or agent of the Port Authority or the City (or of the Canton City District, the Port Authority or PFHOF, if any, as Owner) or their respective Legislative Authorities or governing boards, in other than its official capacity, and neither the members of any Legislative Authorities (or governing boards), nor any official executing the Transaction Documents or the Bonds, shall be liable personally on the Transaction Documents or such Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds or by reason of the covenants, obligations or agreements of the Port Authority, the City or the Owners contained in this Agreement or in the other Transaction Documents.

Section 8.4 Binding Effect; Developer Principal Obligations Joint and Several. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the parties and their respective permitted successors and assigns; provided that while any of the Bonds remain Outstanding, the interests in and obligations of any party to pay, pledge, assign or transfer any of the City Project Revenues or the Pledged Revenues may not be assigned by such party (except to the extent contemplated in this Agreement or the Indenture). All obligations of the Developer Principals hereunder are the joint and several obligations of both such parties and may be enforced against either or both and, in order to enforce such obligations against either such party, it shall not be necessary to join the other such party. Except as provided herein, this Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places.

Section 8.5 Amendments and Supplements. Except as otherwise expressly provided in this Agreement or the other Transaction Documents, subsequent to the issuance of the Series 2023 Bonds and while any Bonds remain Outstanding, no provision of this Agreement or the other Transaction Documents relating to the payment of the Statutory Service Payments, the Minimum Payments or the Developer Shortfall Payments or relating to the security for the Bonds may be effectively amended, changed, modified, altered or terminated, except in accordance with the Indenture. In no event shall any amendment or modification to this Agreement be effective unless signed by the Developer Principals, the City and the Port Authority with approval of (i) the School Districts if affecting any matter pertaining to the obligation to make School Compensation Payments, (ii) the Plain Local District if affecting any matter pertaining to the obligation to make Base Tax Payments, (iii) the Canton City District and PFHOF if relating to Section 2.12 hereof or Exhibit G hereto, or otherwise affecting their rights hereunder with respect to the making and reimbursement of Curative Advances, or (iv) the affected Owners if affecting any matters relating to the obligations of any Owner.

Section 8.6 Execution Counterparts. This Agreement may be executed in counterpart and in any number of counterparts, including through electronically exchanged signature pages (e.g., e-mailed PDFs), each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument; provided that no party will be bound to this Agreement unless and until all parties have executed a counterpart. Electronically exchanged signature pages are fully binding on the parties and effective for all purposes; they will be treated the same as physically exchanged signatures.

Section 8.7 Severability. If any provision of this Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

Section 8.8 Limitation of Rights. With the exception of rights conferred expressly in this Agreement, nothing expressed or mentioned in or to be implied from this Agreement is intended or shall be construed to give to any Person other than the parties, the Trustee and the Holders of the Bonds any legal or equitable right, remedy, power or claim under or with respect to this Agreement or any covenants, agreements, conditions and provisions contained herein. This Agreement and all of those covenants, agreements, conditions and provisions are intended to be, and are, for the sole and exclusive benefit of the parties, the Trustee, the Owners, the School Districts and the Holders of the Bonds, as provided herein

Section 8.9 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted in a State court sitting in the County.

(End of Article VIII)

IN WITNESS WHEREOF, the City, the Port Authority and the Developer Principals have each caused this Agreement to be duly authorized, executed and delivered in its respective name, all as of the date first hereinbefore written.

HOF VILLAGE NEWCO, LLC		HALL OF FAME RESORT & ENTERTAINMENT COMPANY

By:	/s/ Michael Crawford	By:	/s/ Michael Crawford
	Michael Crawford		Michael Crawford
	President and Chief Executive Officer		President and Chief Executive Officer

STARK COUNTY PORT AUTHORITY

		By:	/s/ Susan S. Steiner
Susan S. Steiner Vice Chairperson

		By:	/s/ Brant Luther
Brant Luther, Secretary

Approved as to form and correctness:		CITY OF CANTON, OHIO

		By:	/s/ Thomas Bernabei
Director of Law			Thomas Bernabei, Mayor
City of Canton, Ohio

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Fiscal Officer Certificates

PORT AUTHORITY Fiscal Officer’s Certificate

The undersigned hereby certify that the moneys required to meet the obligations of the Stark County Port Authority (“Port Authority”) during the year 2023 under the foregoing Cooperative Tax Increment Financing Agreement have been lawfully appropriated by the Board of Directors of the Port Authority for such purposes and are in the treasury of the Port Authority or in the process of collection to the credit of an appropriate fund, free from any previous encumbrances. The obligations of the Port Authority under that Agreement are limited as provided in Sections 2.5, 2.9(e), 3.5, 4.2 and 8.3 thereof. This Certificate is given in compliance with Sections 5705.41 and 5705.44, Ohio Revised Code.

/s/ Brant Luther
Brant Luther, Secretary
Stark County Port Authority

/s/ Roger Mann
Roger Mann, Treasurer
Stark County Port Authority

Dated: February __, 2023

City Fiscal Officer’s Certificate

The undersigned, Canton City Auditor, hereby certifies that the moneys required to meet the obligations of the City of Canton, Ohio during the year 2023 under the foregoing Cooperative Tax Increment Financing Agreement have been lawfully appropriated by the City Council for such purposes and are in the treasury of the City or in the process of collection to the credit of an appropriate fund, free from any previous encumbrances. This Certificate is given in compliance with Sections 5705.41 and 5705.44, Ohio Revised Code.

Canton City Auditor
City of Canton, Ohio

Dated: February __, 2023

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EXHIBIT A

TIF District Properties (Legal Descriptions)

I.	Constellation Center for Excellence Site

A.	Excellence Center Building Parcel

Situated in the City of Canton, Stark County, Ohio, and known as all of O.L. 1480 on that certain HOF Village Replat recorded as Instrument No. 202203250013418 of the Stark County, Ohio Records, being 3.64 acres, more or less.

Stark County Auditor Parcel Nos. 10015056, 10014340.

B.	Excellence Center Parking Parcel

Situated in the City of Canton, Stark County, Ohio, and known as all of O.L. 1481 on that certain HOF Village Replat recorded as Instrument No. 202203250013418 of the Stark County, Ohio Records, being 3.60 acres, more or less.

Stark County Auditor Parcel Nos. 10015057.

II.	Retail I Site

Situated in the City of Canton, Stark County, Ohio, and known as all of O. L. 1478 on that certain HOF Village Replat recorded as Instrument No. 202203250013418 of the Stark County, Ohio Records, being 4.85 acres, more or less.

Stark County Auditor Parcel Nos. 10014342, 10015053.

III.	Hall of Fame Center for Performance Site

Situated in the City of Canton, Stark County, Ohio, and known as all of O.L. 1482 on that certain HOF Village Replat recorded as Instrument No. 202203250013418 of the Stark County, Ohio Records, being 6.34 acres, more or less.

Stark County Auditor Parcel No. 10015058.

IV.	Retail II Site

Situated in the City of Canton, Stark County, Ohio, and known as all of Lot 43481 on that certain HOF Village Replat recorded as Instrument No. 202203250013418 of the Stark County, Ohio Records, being 0.91 acres, more or less.

Stark County Auditor Parcel Nos. 10014341, 10015055.

V.	Stadium Site

A.	Stadium Fee Parcel (Exhibit A-1 incorporated herein).

B.	Stadium Improvements Parcel (Exhibit A-2 incorporated herein).

A-1

VI.	Forever Lawn Youth Sports Site

Situated in the City of Canton, Stark County, and State of Ohio, also known as being part of Out Lot No. 706 and all of Out Lot 535 in the City of Canton as recorded in a Dedication Plat recorded in Plat Book Volume 31, Page 77 of Stark County Plat Records, also known as being part of parcels now or formerly owned by Canton CSD (Parcel 280033) and (Parcel 280017) as recorded in Volume 1893, Page 534 of Stark County Records and bounded and described as follows:

Commencing at the intersection of centerline of Clarendon Avenue, varies in width, and the centerline of 17th Street, 50 feet wide; thence South 88° 02’ 18” East, along said centerline of 17th Street, a distance of 50.38 feet to a point thereon; thence South 01° 57’ 42” West, a distance of 25.00 feet to a point on a southerly line of 17th Street, said point also being the Place of Beginning of the land herein to be described;

Thence South 88° 02’ 18” East, along said southerly line of 17th Street, a distance of 1324.67 feet to a point of curvature;

Thence southeasterly along the arc of a curve deflecting to the right, 46.87 feet, said arc having a radius of 30.00 feet and a chord which bears South 43° 16’ 49” East, a distance of 42.25 feet to a point on the westerly line of vacated Harrison Avenue;

Thence South 88°31’21” East, to the centerline of said vacated Harrison Avenue, a distance of 30.00 feet to a point thereon;

Thence South 01°28’39” West, along said centerline of vacated Harrison Avenue, a distance of 856.68 feet to the southerly line of Helen Place, 50 feet wide;

Thence North 88°05’51” West, along said southerly line of Helen Place, a distance of 158.62 feet to a point thereon; Thence North 18°52’01” East, a distance of 52.27 feet to the northerly line of said Helen Place;

Thence North 88°05’51” West, along said northerly line of Helen Place, a distance of 1241.75 feet to a point of curvature;

Thence northwesterly along the arc of a curve deflecting to the right, 31.27 feet, said arc having a radius of 20.00 feet and a chord which bears North 43° 18’ 32” West, a distance of 28.18 feet to a point on the easterly line of Clarendon Avenue;

Thence North 01° 28’ 47” East, along said easterly line of Clarendon Avenue, a distance of 797.60 feet to a point of curvature;

Thence northeasterly along the arc of a curve deflecting to the right, 31.58 feet, said arc having a radius of 20.00 feet and a chord which bears North 46° 43’ 15” East, a distance of 28.40 feet to the Place of Beginning of the land herein described, containing 27.1295 Acres, 1,181,761 Square Feet of land of land according to a survey by Alex Marks P.S. 8616 for Atwell, LLC dated February 22, 2016, and being the same more or less and being subject to all legal highways and easements.

VII.	Play-Action Plaza Site

Situated in the City of Canton, Stark County, Ohio, and known as all of O.L. 1479 on that certain HOF Village Replat recorded in the Office of the Recorder of Stark County, Ohio as Instrument No. 202203250013418, containing 3.10 acres, more or less.

Stark County Auditor Parcel No. 10015054.

VIII.	Village Roadway Site

Situated in the City of Canton, Stark County, Ohio, and known as all of O.L. 1477 on that certain HOF Village Replat recorded in the Office of the Recorder of Stark County, Ohio as Instrument No. 202203250013418, containing 9.5958 acres, more or less.

Stark County Auditor Parcel Nos. 10015059, 10014344.

IX.	Development Site and Stark Port Public Roadway Depiction

See Exhibit A-3, incorporated herein.

A-2

Exhibit A-1

Legal Description of Stadium Fee Parcel

Stark County Parcel Nos. 10015298 and 10014339

Consisting of the two parcels of land situated in the City of Canton, Stark County, and State of Ohio, and described as follows:

Parcel A (Parcel No. 10015298):

Situated in the City of Canton, Stark County, and State of Ohio, also known as being part of Out Lots Nos. 1377 and 1378 as shown on Replat of Canton City Lots 34196-34207, Part of Lot 34965, Out Lot 704, and Part of Out Lot Nos. 537, 705, as recorded in Instrument No. 201602170005863 of Stark County Records, also known as being part of a parcel now or formerly owned by Canton CSD (Parcel 10-007445 and 10-007447) as recorded in Deed Volume 1160, Page 417 of Stark County Records, and bounded and described as follows (but excepting from the real property so bounded and described that portion conveyed by The Board of Education of the Canton City School District to Stark County Port Authority on or about June 1, 2022, by Quitclaim Deed recorded as Instrument No. 202206010023838 of Stark County Records and identified by the Stark County Auditor as Parcel No. 10015299 (10015299T), more particularly described in Exhibit A-2 to the Agreement to which this description is attached):

Commencing at a 5/8” iron pin found with cap “Atwell LLC” at the intersection of an easterly line of Blake Avenue, 50 feet wide, and a northerly line of 19th Street, 50 feet wide, said point also being the Place of Beginning of the parcel herein to be described;

1.	Thence North 1° 37’ 34” East, along said easterly line of Blake Avenue, a distance of 10.27 feet to a 5/8” iron pin set thereon;

2.	Thence North 58° 09’ 15” East, a distance of 141.16 feet to a 5/8” iron pin set;

3.	Thence North 31° 50’ 45” West, a distance of 25.00 feet to a 5/8” iron pin set;

4.	Thence North 58° 09’ 15” East, a distance of 22.87 feet to a 5/8” iron pin set at a point of curvature;

5.	Thence northeasterly along the arc of curve deflecting to the left, 53.50 feet to a 5/8” iron pin set, said arc having a radius of 88.68 feet, a delta angle of 34° 34’ 05” and a chord which bears North 40° 52’ 25” East, a distance of 52.69 feet;

6.	Thence North 67° 06’ 58” West, a distance of 8.99 feet to a 5/8” iron pin set;

7.	Thence North 22° 53’ 02” East, a distance of 26.19 feet to a 5/8” iron pin set at a point of curvature;

8.	Thence northeasterly along the arc of curve deflecting to the right, 121.44 feet to a 5/8” iron pin set, said arc having a radius of 497.32 feet, a delta angle of 13° 59’ 30” and a chord which bears North 28° 25’ 07” East, a distance of 121.14 feet;

9.	Thence North 35° 47’ 34” East, a distance of 37.00 feet to a 5/8” iron pin set;

10.	Thence South 54° 12’ 26” East, a distance of 9.08 feet to a 5/8” iron pin set at a point of curvature;

A1-1

11.	Thence northeasterly along the arc of curve deflecting to the right, 31.25 feet to a 5/8” iron pin set, said arc having a radius of 200.39 feet, a delta angle of 8° 56’ 04” and a chord which bears North 42° 47’ 29” East, a distance of 31.22 feet;

12.	Thence North 48° 08’ 33” East, a distance of 38.02 feet to a 5/8” iron pin set;

13.	Thence South 48° 06’ 46” East, a distance of 26.59 feet to a 5/8” iron pin set to an easterly line of Out Lot 1377;

14.	Thence North 41° 53’ 14” East, along said easterly line of said Out Lot 1377, a distance of 91.20 feet to a 5/8” iron pin found with cap “Atwell LLC” at a southwesterly corner of Out Lot 711 of Plat of Extension to City of Canton Corporation Limits as recorded in Plat Book 35, Page 126 of Stark County Records;

15.	Thence southeasterly along southwesterly line of said Out Lot 711 and along the arc of a curve deflecting to the left, 100.87 feet to a 5/8” iron pin found with cap “Atwell LLC”, said arc having a radius of 307.08 feet, a delta angle of 18° 49’ 14” and a chord which bears South 49° 23’ 01” East, a distance of 100.42 feet;

16.	Thence South 58° 47’ 38” East, continuing along southwesterly line of said Out Lot 711, a distance of 259.88 feet to a 5/8” iron pin found with cap “Atwell LLC” a point of curvature thereon;

17.	Thence southeasterly along a westerly line of Out Lot 711 and along the arc of a curve deflecting to the right, 253.91 feet to a 5/8” iron pin found with cap “Atwell LLC”, said arc having a radius of 225.40 feet, a delta angle of 64° 32’ 38” and a chord which bears South 26° 31’ 19” East, a distance of 240.70 feet;

18.	Thence South 05° 45’ 01” West, along said westerly line of Out Lot 711, a distance of 72.92 feet to a 3/4” iron rod found at a point of curvature thereon;

19.	Thence southwesterly along a westerly line of Out Lot 711 and along the arc of a curve deflecting to the left, 90.70 feet to a 5/8” iron pin found with cap “Atwell LLC” at northeasterly corner of Out Lot 1379, said arc having a radius of 361.90 feet, a delta angle of 14° 21’ 33” and a chord which bears South 1° 25’ 46” East, a distance of 90.46 feet;

20.	Thence South 88° 52’ 35” West, along said northerly line of Out Lot 1379, a distance of 29.90 feet to a 5/8” iron pin found with cap “Atwell LLC”;

A1-2

21.	Thence South 68° 05’ 52” West, along said northerly line of Out Lot 1379, a distance of 187.98 feet to a 5/8” iron pin found with cap “Atwell LLC”;

22.	Thence South 80° 02’ 50” West, along said northerly line of Out Lot 1379, a distance of 112.10 feet to a 5/8” iron pin found with cap “Atwell LLC”;

23.	Thence North 85° 28’ 13” West, along said northerly line of Out Lot 1379, a distance of 28.20 feet to a 5/8” iron pin found with cap “Atwell LLC”;

24.	Thence North 58° 48’ 41” West, along said northerly line of Out Lot 1379, a distance of 60.82 feet to a 5/8” iron pin found with cap “Atwell LLC”;

25.	Thence South 37° 42’ 14” West, along said northerly line of Out Lot 1379, a distance of 97.50 feet to a 5/8” iron pin found with cap “Atwell LLC”;

26.	Thence North 88° 26’ 46” West, along said northerly line of Out Lot 1379, a distance of 215.66 feet to a 5/8” iron pin found with cap “Atwell LLC” at an easterly line of Lot 287 of Fulton Heights as recorded in Plat Book 9, Page 54 of Stark County Records;

27.	Thence North 01° 34’ 24” East, along an easterly line of Lots 287, 288, 289, 290, 291, and an easterly line of 19th Street, a distance of 287.60 feet to a 5/8” iron pin found with cap “Atwell LLC” at a northerly line of 19th Street;

28.	Thence North 88° 22’ 26” West, along said northerly line of 19th Street, a distance of 118.48 feet to the Place of Beginning of the land herein described, containing 8.1322 Acres, 354,239 Square Feet of land (0.2893 Acres, 12,598 Square Feet from Out Lot No. 1377; 7.8430 Acres, 341,642 Square Feet from Out Lot No. 1378) according to a survey by Alex Marks P.S. 8616 for Atwell, LLC dated May 23, 2017, and being the same more or less and being subject to all legal highways and easements. No acreage in road right-of-way.

The basis of bearings for this survey is State Plane Coordinate System NAD 83 Zone Ohio North, established by O.D.O.T. VRS observation on December 30, 2014. Bearings, as shown, are used to describe angular measurements only.

All pins set are 5/8 inch by 30 feet steel pin with cap “Atwell, LLC”.

Parcel B (Parcel No. 10014339):

Situated in the City of Canton, Stark County, and State of Ohio, and known as O.L. 43467 on that certain Pro Football Hall of Fame Replat and Vacation recorded in the Office of the Recorder of Stark County as Instrument No. 202108120041822, containing 0.136 acres, more or less, but excepting from the real property so known that portion conveyed by The Board of Education of the Canton City School District to Stark County Port Authority on or about June 1, 2022, by Quitclaim Deed recorded as Instrument No. 202206010023838 of Stark County Records.

A1-3

Exhibit A-2

Legal Description of Stadium Improvements Parcel

Stark County Parcel No. 10015299 (10015299T):

Consisting of those buildings, structures and other improvements now or hereafter situated on, together with all rights, privileges and easements appurtenant thereto, the following two parcels of land situated in the City of Canton, Stark County, and State of Ohio, and described as follows:

Parcel A

Situated in the City of Canton, Stark County, and State of Ohio, also known as being part of Out Lots Nos. 1377 and 1378 as shown on Replat of Canton City Lots 34196-34207, Part of Lot 34965, Out Lot 704, and Part of Out Lot Nos. 537, 705, as recorded in Instrument No. 201602170005863 of Stark County Records, also known as being part of a parcel now or formerly owned by Canton CSD (Parcel 10-007445 and 10-007447) as recorded in Deed Volume 1160, Page 417 of Stark County Records, and bounded and described as follows:

Commencing at a 5/8” iron pin found with cap “Atwell LLC” at the intersection of an easterly line of Blake Avenue, 50 feet wide, and a northerly line of 19th Street, 50 feet wide, said point also being the Place of Beginning of the parcel herein to be described;

1.	Thence North 1° 37’ 34” East, along said easterly line of Blake Avenue, a distance of 10.27 feet to a 5/8” iron pin set thereon;

2.	Thence North 58° 09’ 15” East, a distance of 141.16 feet to a 5/8” iron pin set;

3.	Thence North 31° 50’ 45” West, a distance of 25.00 feet to a 5/8” iron pin set;

4.	Thence North 58° 09’ 15” East, a distance of 22.87 feet to a 5/8” iron pin set at a point of curvature;

5.	Thence northeasterly along the arc of curve deflecting to the left, 53.50 feet to a 5/8” iron pin set, said arc having a radius of 88.68 feet, a delta angle of 34° 34’ 05” and a chord which bears North 40° 52’ 25” East, a distance of 52.69 feet;

6.	Thence North 67° 06’ 58” West, a distance of 8.99 feet to a 5/8” iron pin set;

7.	Thence North 22° 53’ 02” East, a distance of 26.19 feet to a 5/8” iron pin set at a point of curvature;

8.	Thence northeasterly along the arc of curve deflecting to the right, 121.44 feet to a 5/8” iron pin set, said arc having a radius of 497.32 feet, a delta angle of 13° 59’ 30” and a chord which bears North 28° 25’ 07” East, a distance of 121.14 feet;

9.	Thence North 35° 47’ 34” East, a distance of 37.00 feet to a 5/8” iron pin set;

10.	Thence South 54° 12’ 26” East, a distance of 9.08 feet to a 5/8” iron pin set at a point of curvature;

11.	Thence northeasterly along the arc of curve deflecting to the right, 31.25 feet to a 5/8” iron pin set, said arc having a radius of 200.39 feet, a delta angle of 8° 56’ 04” and a chord which bears North 42° 47’ 29” East, a distance of 31.22 feet;

A2-1

12.	Thence North 48° 08’ 33” East, a distance of 38.02 feet to a 5/8” iron pin set;

13.	Thence South 48° 06’ 46” East, a distance of 26.59 feet to a 5/8” iron pin set to an easterly line of Out Lot 1377;

14.	Thence North 41° 53’ 14” East, along said easterly line of said Out Lot 1377, a distance of 91.20 feet to a 5/8” iron pin found with cap “Atwell LLC” at a southwesterly corner of Out Lot 711 of Plat of Extension to City of Canton Corporation Limits as recorded in Plat Book 35, Page 126 of Stark County Records;

15.	Thence southeasterly along southwesterly line of said Out Lot 711 and along the arc of a curve deflecting to the left, 100.87 feet to a 5/8” iron pin found with cap “Atwell LLC”, said arc having a radius of 307.08 feet, a delta angle of 18° 49’ 14” and a chord which bears South 49° 23’ 01” East, a distance of 100.42 feet;

16.	Thence South 58° 47’ 38” East, continuing along southwesterly line of said Out Lot 711, a distance of 259.88 feet to a 5/8” iron pin found with cap “Atwell LLC” a point of curvature thereon;

17.	Thence southeasterly along a westerly line of Out Lot 711 and along the arc of a curve deflecting to the right, 253.91 feet to a 5/8” iron pin found with cap “Atwell LLC”, said arc having a radius of 225.40 feet, a delta angle of 64° 32’ 38” and a chord which bears South 26° 31’ 19” East, a distance of 240.70 feet;

18.	Thence South 05° 45’ 01” West, along said westerly line of Out Lot 711, a distance of 72.92 feet to a 3/4” iron rod found at a point of curvature thereon;

19.	Thence southwesterly along a westerly line of Out Lot 711 and along the arc of a curve deflecting to the left, 90.70 feet to a 5/8” iron pin found with cap “Atwell LLC” at northeasterly corner of Out Lot 1379, said arc having a radius of 361.90 feet, a delta angle of 14° 21’ 33” and a chord which bears South 1° 25’ 46” East, a distance of 90.46 feet;

20.	Thence South 88° 52’ 35” West, along said northerly line of Out Lot 1379, a distance of 29.90 feet to a 5/8” iron pin found with cap “Atwell LLC”;

21.	Thence South 68° 05’ 52” West, along said northerly line of Out Lot 1379, a distance of 187.98 feet to a 5/8” iron pin found with cap “Atwell LLC”;

22.	Thence South 80° 02’ 50” West, along said northerly line of Out Lot 1379, a distance of 112.10 feet to a 5/8” iron pin found with cap “Atwell LLC”;

A2-2

23.	Thence North 85° 28’ 13” West, along said northerly line of Out Lot 1379, a distance of 28.20 feet to a 5/8” iron pin found with cap “Atwell LLC”;

24.	Thence North 58° 48’ 41” West, along said northerly line of Out Lot 1379, a distance of 60.82 feet to a 5/8” iron pin found with cap “Atwell LLC”;

25.	Thence South 37° 42’ 14” West, along said northerly line of Out Lot 1379, a distance of 97.50 feet to a 5/8” iron pin found with cap “Atwell LLC”;

26.	Thence North 88° 26’ 46” West, along said northerly line of Out Lot 1379, a distance of 215.66 feet to a 5/8” iron pin found with cap “Atwell LLC” at an easterly line of Lot 287 of Fulton Heights as recorded in Plat Book 9, Page 54 of Stark County Records;

27.	Thence North 01° 34’ 24” East, along an easterly line of Lots 287, 288, 289, 290, 291, and an easterly line of 19th Street, a distance of 287.60 feet to a 5/8” iron pin found with cap “Atwell LLC” at a northerly line of 19th Street;

28.	Thence North 88° 22’ 26” West, along said northerly line of 19th Street, a distance of 118.48 feet to the Place of Beginning of the land herein described, containing 8.1322 Acres, 354,239 Square Feet of land (0.2893 Acres, 12,598 Square Feet from Out Lot No. 1377; 7.8430 Acres, 341,642 Square Feet from Out Lot No. 1378) according to a survey by Alex Marks P.S. 8616 for Atwell, LLC dated May 23, 2017, and being the same more or less and being subject to all legal highways and easements. No acreage in road right-of-way.

The basis of bearings for this survey is State Plane Coordinate System NAD 83 Zone Ohio North, established by O.D.O.T. VRS observation on December 30, 2014. Bearings, as shown, are used to describe angular measurements only.

All pins set are 5/8 inch by 30 feet steel pin with cap “Atwell, LLC”.

Parcel B

Situated in the City of Canton, Stark County, and State of Ohio and known as O.L. 43467 on that certain Pro Football Hall of Fame Replat and Vacation recorded in the Office of the Recorder of Stark County as Instrument No. 202108120041822, containing 0.136 acres, more or less.

And also known as being the portions of such Parcels A and B as were conveyed by The Board of Education of the Canton City School District to Stark County Port Authority on or about June 1, 2022, by Quitclaim Deed recorded as Instrument No. 202206010023838 of Stark County Records.

A2-3

Exhibit A-3

Depiction (Map) of Development Site and Stark Port Public Roadway Site

ATWELL
HOF VILLAGE NEWCO, LLC
HOF ROADWAYS
CITY OF CANTON
STARK COUNTY, OHIO
PRO FOOTBALL HALL OF FAME & MUSEUM
VILLAGE ROADWAY
RETAIL 1
RETAIL 2
CENTER FOR EXCELLENCE
CENTER FOR PERFORMANCE
PLAY ACTION PLAZA
PARKING PARCEL
Champions Gateway (South Roadway)
1" = 50 FEET

A3-1

EXHIBIT B

Project DescriptionS

I.	2018 Project

The following Public Improvements, constituting Port Authority Facilities benefiting the development of the TIF District Properties: (i) the acquisition of land by and on behalf of the City for necessary road improvements and other Public Improvements, (ii) the Construction of improvements to Harrison Road dedicated to and owned by the City, (iii) the Construction of improvements to publicly-owned water and sewer systems, including the Helen Place stormwater control improvements, the Harrison Road sanitary sewer improvements, and the extension of other water, storm sewer and sanitary sewer mains dedicated or to be dedicated to the City, (iv) the Construction of improvements necessary for the relocation of wetlands from the Youth Sports Property to other land owned by the City, and (v) the improvement of lands included within the Stark Port Public Roadway, other dedicated public streets, and lands owned by the City through the demolition and removal of electrical lines and infrastructure for relocations consistent with the Development Agreement.

II.	2023 Project

A.	Stark Port North Roadway Site Legal Description:

That portion of the Village Roadway Parcel (described in Part VIII of Exhibit A hereto) more particularly described as follows (being a portion of Stark County Auditor Parcel No. 10015059):

Situated in the City of Canton, Stark County, and State of Ohio, and being part of OL 1477 as shown on the plat recorded in instrument number 202203250013418 of the Stark County Records, and being more fully bounded and described as follows:

Beginning at a point on the easterly line of Clarendon Avenue (50 feet) at a northwesterly corner of said OL 1477;

Course No. 1: thence South 88°22’26” East along a northerly line of OL 1477, a distance of 462.50 feet to a point of curvature;

Course No. 2: thence northeasterly along the said northerly line of OL 1477 and along the arc of a curve deflecting to the left, a distance of 32.99 feet to a point of tangency, said curve having a radius of 21.00 feet, a delta of 90°00’00” and a chord distance of 29.70 feet bearing North 46°37’34” East;

Course No. 3: thence North 01°37’34” East along a westerly line of OL 1477, a distance of 644.12 feet to a point of curvature;

Course No. 4: thence Northwesterly along a westerly line of OL 1477 and along the arc of a curve deflecting to the left, a distance of 39.44 feet to a point, said curve having a radius of 47.54 feet, a delta of 47°32’09” and a chord distance of 38.32 feet bearing North 24°25’59” West;

Course No. 5: thence North 39°30’33” East, a distance of 14.00 feet to a point;

Course No. 6: thence South 64°03’46” East, a distance of 40.32 feet to a point of curvature;

Course No. 7: thence southeasterly along the arc of a curve deflecting to the left, a distance of 68.79 feet to a point of tangency, said curve having a radius of 68.79 feet, a delta of 46°21’59” and a chord distance of 66.92 feet bearing South 87°14’46” East;

Course No. 8: thence North 69°34’15” East, a distance of 7.90 feet to a point;

Course No. 9: thence South 23°10’59” East, a distance of 14.00 feet to a northerly corner of OL 1478 as shown on said plat;

Course No. 10: thence southwesterly along an easterly line of OL 1477 and along the arc of a curve deflecting to the left, a distance of 81.45 feet to a point of tangency, said curve having a radius of 71.51, a delta of 65°15’40” and a chord distance of 77.12 feet bearing South 35°10’04” West;

Course No. 11: thence South 01°37’34” West along said easterly line of OL 1477, a distance of 1269.82 feet to a point of curvature;

Course No. 12: thence southeasterly along said easterly line of OL 1477 and along the arc of a curve deflecting to the left, a distance of 59.11 feet to a point of tangency, said curve having a radius of 472.50, a delta of 07°10’04” and a chord distance of 59.07 feet bearing South 01°57’28” East;

Course No. 13: thence South 05°32’30” East along said easterly line of OL 1477, a distance of 228.39 feet to a point of curvature;

Course No. 14: thence southeasterly along said easterly line of OL 1477 and along the arc of a curve deflecting to the right, a distance of 65.99 feet to a point of tangency at the southwesterly corner of OL 1480 as shown on said plat, said curve having a radius of 527.50 feet, a delta of 07°10’04” and a chord distance of 65.95 feet bearing South 01°57’28” East;

Course No. 15: thence South 01°37’34” West along said easterly line of OL 1477, a distance of 0.29 foot;

Course No. 16: thence North 88°34’05” West along a southerly line of OL 1477, a distance of 66.00 feet to the southeast corner of OL 1482;

Course No. 17: thence North 01°37’34” East along a westerly line of OL 1477, a distance of 0.51 foot to a point of curvature;

Course No. 18: thence northwesterly along said westerly line of OL 1477 and along the arc of a curve deflecting to the left, a distance of 57.73 feet to a point of tangency, said curve having a radius of 461.50, a delta of 01°57’28” and a chord distance of 57.70 feet bearing North 01°57’28” West;

Course No. 19: thence North 05°32’30” West along said westerly line of OL 1477, a distance of 228.39 feet to a point of curvature;

Course No. 20: thence north northwesterly along a westerly line of OL 1477 and along the arc of a curve deflecting to the right, a distance of 67.37 feet to a point of tangency, said curve having a radius of 538.50, a delta of 07°10’04” and a chord distance of 67.32 feet bearing North 01°57’28” West;

Course No. 21: thence North 01°37’34” East along said westerly line of OL 1477, a distance of 574.16 feet to a point of curvature;

Course No. 22: thence northwesterly along said westerly line of OL 1477 and along the arc of a curve deflecting to the left, a distance of 32.99 feet to a point of tangency, said curve having a radius of 21.00 feet, a delta of 90°00’00” and a chord distance of 29.70 feet bearing North 43°22’26” West;

Course No. 23: thence North 88°22’26” West along a southerly line of OL 1477, a distance of 462.50 feet to a point on said easterly line of Clarendon Avenue;

Course No. 24: thence North 01°37’34” East along the said easterly line of Clarendon Avenue, a distance of 56.00 feet to the Place of Beginning of the parcel of land herein described, containing 3.2315 acres of land according to a survey by Atwell LLC under the supervision of Alex E. Marks PS 8616 and being the same more or less and being subject to all legal highways and easements.

B.	South Gateway Roadway Site Legal Description:

Situated in the City of Canton, Stark County, and State of Ohio, and being part of OL 1380 and 705 as shown on the replat recorded in Instrument Number 201602170005863 of the Stark County Records, and being more fully bounded and described as follows:

Beginning at a point on the northerly line of 17th Street (50 feet) at the southeasterly corner of said OL 1380;

Course No. 1: thence North 88°02’18” West along the northerly line of said 17th Street, a distance of 60.19 feet to a point;

Course No. 2: thence North 01°37’34” East, a distance of 495.65 feet to a point on the northerly line of OL 1380;

Course No. 3: thence South 88°34’05” East along the northerly line of OL 1380, a distance of 60.19 feet to a point;

Course No. 4: thence South 01°37’34” West, a distance of 496.21 feet to the Place of Beginning of the parcel of land herein described, containing 0.6853 acre of land according to a survey by Atwell LLC under the supervision of Alex E. Marks PS 8616 and being the same more or less and being subject to all legal highways and easements.

C. Description of Stark Port Public Roadway Improvements: Those roadway improvements located either on the South Gateway Roadway Site or within the portions of the real estate on the Stark Port North Roadway Site defined in the Stark Port North Roadway Deed as the “Air Rights Parcel” and “Ground Use Parcel” including, without limitation, all of the following: (i) the roadway and all related curbing, sidewalks and other improvements, including the related supporting components (as described with respect to the Stark Port North Roadway Improvements in the Stark Port North Roadway Deed); (ii) all signs, gates, lights, poles and other fixtures, machinery, landscaping and other site improvements, and equipment now or hereafter installed in the roadway described in clause (i) of this definition; (iii) all improvements, fixtures, facilities and equipment (including all electrical, traffic control and other mechanical, plumbing and drainage facilities, equipment and appurtenances), which exclusively serve the Stark Port Public Roadway (wherever located); and (iv) any property interest in all or any portion of electrical, traffic control and other mechanical, plumbing and drainage facilities, equipment and appurtenances (wherever located), which now or hereafter service the other above-described improvements, fixtures, machinery and equipment which comprise elements of the Stark Port Public Roadway Improvements, as describe above; but specifically excluding (x) all improvements, if any, therein that were not, prior to the 2023 Closing Date, owned by HOFV Newco (as to the Stark Port North Roadway Site) or owned or leased by HOFV Parking (as to the South Gateway Roadway Site), including any utility property otherwise owned, (y) any and all electrical utility improvements, except to the extent exclusively serving the Stark Port Public Roadway Improvements, and any and all gas utility improvements, and (z) all improvements, if any therein, to be dedicated to the City or other Governmental Authority and not yet so dedicated, including any water main and storm or sanitary sewer improvements to be so dedicated, the completion of all such dedications being the sole responsibility of the Developer Parties (provided, that the Port Authority shall cooperate reasonably with the Developer Parties and the City (or other Governmental Authority) in the completion of any such dedications).

D.	Description of Additional Project Improvements (If Any): None

EXHIBIT C - PROJECTED STATUTORY sERVICE pAYMENTS

Projected Statutory Payment Date	Bond Payment Date	Stadium	Sports Complex	Center for Excellence	Center for Performance	Retail I	Retail II	Play Action Plaza	Village Roadway	Total
	02/02/23									
01/31/23	06/30/23	$ 517,322.50	$ 91,590.00	$ 112,403.50	$ -	$ -	$ -	$ -	$ -	$ 721,316.00
08/02/23	12/30/23	517,322.50	91,590.00	112,403.50	-	-	-	-	-	721,316.00
02/01/24	06/30/24	496,705.00	125,454.50	135,725.00	69,390.00	91,657.50	79,842.00	6,505.00	10,516.00	1,017,795.00
08/02/24	12/30/24	496,705.00	125,454.50	135,725.00	69,390.00	91,657.50	79,842.00	6,505.00	10,516.00	1,017,795.00
01/31/25	06/30/25	509,976.50	128,439.50	138,625.50	70,880.50	93,579.00	81,462.50	6,685.50	10,741.50	1,040,390.50
08/02/25	12/30/25	509,976.50	128,439.50	138,625.50	70,880.50	93,579.00	81,462.50	6,685.50	10,741.50	1,040,390.50
01/31/26	06/30/26	509,976.50	128,439.50	138,625.50	70,880.50	93,579.00	81,462.50	6,685.50	10,741.50	1,040,390.50
08/02/26	12/30/26	509,976.50	128,439.50	138,625.50	70,880.50	93,579.00	81,462.50	6,685.50	10,741.50	1,040,390.50
01/31/27	06/30/27	509,976.50	128,439.50	138,625.50	70,880.50	93,579.00	81,462.50	6,685.50	10,741.50	1,040,390.50
08/02/27	12/30/27	509,976.50	128,439.50	138,625.50	70,880.50	93,579.00	81,462.50	6,685.50	10,741.50	1,040,390.50
02/01/28	06/30/28	521,473.50	131,484.00	141,584.00	72,401.00	95,539.00	83,115.50	6,869.50	10,972.00	1,063,438.50
08/02/28	12/30/28	521,473.50	131,484.00	141,584.00	72,401.00	95,539.00	83,115.50	6,869.50	10,972.00	1,063,438.50
01/31/29	06/30/29	521,473.50	131,484.00	141,584.00	72,401.00	95,539.00	83,115.50	6,869.50	10,972.00	1,063,438.50
08/02/29	12/30/29	521,473.50	131,484.00	141,584.00	72,401.00	95,539.00	83,115.50	6,869.50	10,972.00	1,063,438.50
01/31/30	06/30/30	521,473.50	131,484.00	141,584.00	72,401.00	95,539.00	83,115.50	6,869.50	10,972.00	1,063,438.50
08/02/30	12/30/30	521,473.50	131,484.00	141,584.00	72,401.00	95,539.00	83,115.50	6,869.50	10,972.00	1,063,438.50
01/31/31	06/30/31	533,200.00	134,589.00	144,601.00	73,951.50	97,538.00	84,802.00	7,057.50	11,206.50	1,086,945.50
08/02/31	12/30/31	533,200.00	134,589.00	144,601.00	73,951.50	97,538.00	84,802.00	7,057.50	11,206.50	1,086,945.50
02/01/32	06/30/32	533,200.00	134,589.00	144,601.00	73,951.50	97,538.00	84,802.00	7,057.50	11,206.50	1,086,945.50
08/02/32	12/30/32	533,200.00	134,589.00	144,601.00	73,951.50	97,538.00	84,802.00	7,057.50	11,206.50	1,086,945.50
01/31/33	06/30/33	533,200.00	134,589.00	144,601.00	73,951.50	97,538.00	84,802.00	7,057.50	11,206.50	1,086,945.50
08/02/33	12/30/33	533,200.00	134,589.00	144,601.00	73,951.50	97,538.00	84,802.00	7,057.50	11,206.50	1,086,945.50
01/31/34	06/30/34	545,161.50	137,756.50	147,679.00	75,533.50	99,577.50	86,521.50	7,249.00	11,446.00	1,110,924.50
08/02/34	12/30/34	545,161.50	137,756.50	147,679.00	75,533.50	99,577.50	86,521.50	7,249.00	11,446.00	1,110,924.50
01/31/35	06/30/35	545,161.50	137,756.50	147,679.00	75,533.50	99,577.50	86,521.50	7,249.00	11,446.00	1,110,924.50
08/02/35	12/30/35	545,161.50	137,756.50	147,679.00	75,533.50	99,577.50	86,521.50	7,249.00	11,446.00	1,110,924.50
02/01/36	06/30/36	545,161.50	137,756.50	147,679.00	75,533.50	99,577.50	86,521.50	7,249.00	11,446.00	1,110,924.50
08/02/36	12/30/36	545,161.50	137,756.50	147,679.00	75,533.50	99,577.50	86,521.50	7,249.00	11,446.00	1,110,924.50
01/31/37	06/30/37	557,362.00	140,987.50	150,818.50	77,147.00	101,657.50	88,276.00	7,444.50	11,690.50	1,135,383.50
08/02/37	12/30/37	557,362.00	140,987.50	150,818.50	77,147.00	101,657.50	88,276.00	7,444.50	11,690.50	1,135,383.50
01/31/38	06/30/38	557,362.00	140,987.50	150,818.50	77,147.00	101,657.50	88,276.00	7,444.50	11,690.50	1,135,383.50
08/02/38	12/30/38	557,362.00	140,987.50	150,818.50	77,147.00	101,657.50	88,276.00	7,444.50	11,690.50	1,135,383.50
01/31/39	06/30/39	557,362.00	140,987.50	150,818.50	77,147.00	101,657.50	88,276.00	7,444.50	11,690.50	1,135,383.50
08/02/39	12/30/39	557,362.00	140,987.50	150,818.50	77,147.00	101,657.50	88,276.00	7,444.50	11,690.50	1,135,383.50
02/01/40	06/30/40	569,807.00	144,263.00	154,020.50	78,792.50	103,779.00	90,066.00	7,644.00	11,939.50	1,160,330.50
08/02/40	12/30/40	569,807.00	144,263.00	154,020.50	78,792.50	103,779.00	90,066.00	7,644.00	11,939.50	1,160,330.50
01/31/41	06/30/41	569,807.00	144,263.00	154,020.50	78,792.50	103,779.00	90,066.00	7,644.00	11,939.50	1,160,330.50
08/02/41	12/30/41	569,807.00	144,263.00	154,020.50	78,792.50	103,779.00	90,066.00	7,644.00	11,939.50	1,160,330.50
01/31/42	06/30/42	569,807.00	144,263.00	154,020.50	78,792.50	103,779.00	90,066.00	7,644.00	11,939.50	1,160,330.50
08/02/42	12/30/42	569,807.00	144,263.00	154,020.50	78,792.50	103,779.00	90,066.00	7,644.00	11,939.50	1,160,330.50
01/31/43	06/30/43	582,500.50	147,644.00	157,286.50	80,471.00	105,943.50	91,890.50	7,847.00	12,193.50	1,186,776.50
08/02/43	12/30/43	582,500.50	147,644.00	157,286.50	80,471.00	105,943.50	91,890.50	7,847.00	12,193.50	1,186,776.50
02/01/44	06/30/44	582,500.50	147,644.00	157,286.50	80,471.00	105,943.50	91,890.50	7,847.00	12,193.50	1,186,776.50
08/02/44	12/30/44	582,500.50	147,644.00	157,286.50	80,471.00	105,943.50	91,890.50	7,847.00	12,193.50	1,186,776.50
01/31/45	06/30/45	582,500.50	147,644.00	157,286.50	80,471.00	105,943.50	91,890.50	7,847.00	12,193.50	1,186,776.50
08/02/45	12/30/45	582,500.50	147,644.00	157,286.50	80,471.00	105,943.50	91,890.50	7,847.00	12,193.50	1,186,776.50
01/31/46	06/30/46	595,447.50	151,072.50	160,618.50	82,183.50	108,150.50	93,752.00	8,054.50	12,453.00	1,211,732.00
08/02/46	12/30/46	595,447.50	151,072.50	160,618.50	82,183.50	108,150.50	93,752.00	8,054.50	12,453.00	1,211,732.00
01/31/47	06/30/47	595,447.50	151,072.50	160,618.50	82,183.50	108,150.50	93,752.00	8,054.50	12,453.00	1,211,732.00
08/02/47	12/30/47	595,447.50	151,072.50	160,618.50	82,183.50	108,150.50	93,752.00	8,054.50	12,453.00	1,211,732.00
02/01/48	06/30/48	595,447.50	151,072.50	160,618.50	82,183.50	108,150.50	93,752.00	8,054.50	12,453.00	1,211,732.00
08/02/48	12/30/48	595,447.50	151,072.50	160,618.50	82,183.50	108,150.50	93,752.00	8,054.50	12,453.00	1,211,732.00
	Total	$ 28,521,626.00	$ 7,131,625.00	$ 7,667,658.00	$ 3,806,943.00	$ 5,017,899.00	$ 4,358,994.00	$ 366,119.00	$ 576,887.00	$ 57,447,751.00

C-1

EXHIBIT D -Minimum Service Payments (Imposed on Minimum payment Properties)

D-1

EXHIBIT E

BASE TAX OBLIGATIONS

(APPLICABLE TO BASE TAX PROPERTIES)

Base Tax Property	Parcel ID Number	Annual Base Tax Obligation	Semi-Annual Base Tax Obligation
Excellence Center	10015056	$1,919.00	$959.50
	10015057	$17,512.00	$8,756.00
Retail I Property	10015053	$13,387.00	$6,693.50
Performance Center	10015058	$20,465.00	$10,232.50
Village Roadway	10015059	$11,275.00	$5,637.50
Play-Action Plaza	10015054	$18,185.00	$9,092.50
	Totals*	$82,743.00	$41,371.50

*	Includes only Base Tax Obligations attributable to TIF Properties.

E-1

EXHIBit F

Form of DISBURSEMENT REQUEST

(CONSTRUCTION ACCOUNT)

STATEMENT NO. [ __] REQUESTING AND AUTHORIZING DISBURSEMENT OF FUNDS FROM THE CONSTRUCTION ACCOUNT OF THE PROJECT FUND PURSUANT TO SECTION 5.06 OF THE INDENTURE.

The undersigned Authorized Developer Representative, pursuant to Section 5.06 of the Trust Indenture dated as of February 1, 2023 (the “Indenture”) between the Stark County Port Authority and The Huntington National Bank, as Trustee, hereby requests and authorizes the Trustee, having custody of the Construction Account, to pay to Developer, or the other person(s) listed on the disbursement schedule attached hereto (the “Disbursement Schedule”), for payment, or reimbursement for payment, of the 2023 Project Costs described therein, out of the moneys on deposit in the Construction Account, the respective amounts specified in the Disbursement Schedule, all in accordance with Section 5.06 of the Indenture. Each defined term not otherwise defined herein shall have the meaning assigned to it in the Indenture.

In connection with this request and authorization (the “Disbursement Request”), the undersigned Authorized Developer Representative hereby certifies that:

(i) no payment to be made with respect to any item was heretofore requested to be made from the Construction Account or otherwise from the proceeds of the Bonds or the 2018 Bonds; and

(ii) the Developer has received for delivery to the Trustee all appropriate mechanics’ lien waivers or affidavits, if any, for each of the items to be paid under such Disbursement Schedule; and

(iii) this statement and all exhibits hereto, including the Disbursement Schedule, shall be conclusive evidence of the facts and statements set forth herein and therein and shall constitute full warrant, protection and authority to the Trustee and the Port Authority for its actions taken pursuant hereto; and

(iv) this statement constitutes the approval of the Developer of each disbursement hereby requested and authorized; and

(v) each of the items to be paid under such written Disbursement Schedule constitute Eligible TIF Expenses under the TIF Ordinance and a 2023 Project Cost under the Transaction Documents; and

(vi) the costs of the Public Infrastructure Improvements for which payment or reimbursement is requested hereunder are either (check as appropriate)

F-2

_____________ the Stark Port Public Roadway Purchase Price, or

_____________ costs of Additional 2023 Project Improvements that have all been substantially completed consistent with the Cooperative Agreement and have been, or upon completion of certain punch list items will be, properly dedicated to the City or other Governmental Authority with jurisdiction in the premises and accepted by ordinance or other appropriate legislative action of such Governmental Authority and available for public use in a manner acceptable to the City.

Dated:	Authorized Developer Representative

Approved:

Dated:	Authorized City Representative

Disbursement Authorized.

Dated:	Authorized Authority Representative

SCHEDULE TO DISBURSEMENT NO. [___]

PAYEE	PAYMENT	PURPOSE	ACCOUNT

[Insert Disbursement Information]

F-3

EXHIBit G

2018 Refunding Allocation

The 2018 Refunding Allocation Amount, on the 2023 Closing Date, is the $9,990,000 principal amount of the Series 2023 Bonds with the related Mandatory Sinking Fund Requirements (“2018 Refunding Allocated MSF Requirements”) shown in the following Table. In addition to the 2018 Refunding Allocated MSF Requirements, it is anticipated that additional Series 2023 Bonds included in the 2018 Refunding Allocation Amount may be redeemed prior to maturity from excess Net Statutory Service Payments pursuant to the special mandatory redemption required under Section 4.01(c) of the Indenture on December 30 of each year, as estimated in the Table below. On any date, the 2018 Refunding Allocation Amount of the Outstanding Series 2023 Bonds shall be equal to $9,990,000 minus (i) the sum of all amounts retired prior to such date pursuant to the 2018 Refunding Allocated MSF Requirements shown in the Table below, and minus (ii) the product of the 2018 Refunding Allocation Percentage and the principal amount of Series 2023 Bonds redeemed pursuant to Section 4.01(c) of the Indenture prior to such date, all determined and confirmed in accordance with Section 2.12 of the Cooperative Agreement.

Date	2018 Refunding Allocated MSF Requirements	Est. Special Mandatory Redemption[1]	Date	2018 Refunding Allocated MSF Requirements	Est. Special Mandatory Redemption[1]
2/2/2023	N/A (2023 Closing Date)
6/30/2023	-0-	-0-	6/30/2036	140,000	-0-
12/30/2023	-0-	-0-	12/30/2036	160,000	145,000
6/30/2024	20,000	-0-	6/30/2037	165,000	-0-
12/30/2024	20,000	-0-	12/30/2037	175,000	150,000
6/30/2025	20,000	-0-	6/30/2038	185,000	-0-
12/30/2025	25,000	-0-	12/30/2038	195,000	150,000
6/30/2026	25,000	-0-	6/30/2039	200,000	-0-
12/30/2026	30,000	125,000	12/30/2039	210,000	150,000
6/30/2027	30,000	-0-	6/30/2040	225,000	-0-
12/30/2027	30,000	140,000	12/30/2040	240,000	155,000
6/30/2028	40,000	-0-	6/30/2041	245,000	-0-
12/30/2028	45,000	145,000	12/30/2041	255,000	155,000
6/30/2029	50,000	-0-	6/30/2042	265,000	-0-
12/30/2029	55,000	145,000	12/30/2042	280,000	155,000
6/30/2030	60,000	-0-	6/30/2043	295,000	-0-
12/30/2030	65,000	140,000	12/30/2043	305,000	165,000
6/30/2031	75,000	-0-	6/30/2044	320,000	-0-
12/30/2031	85,000	145,000	12/30/2044	335,000	160,000
6/30/2032	90,000	-0-	6/30/2045	340,000	-0-
12/30/2032	95,000	140,000	12/30/2045	345,000	725,000
6/30/2033	100,000	-0-	6/30/2046	375,000	-0-
12/30/2033	105,000	145,000	12/30/2046	395,000	-0-
6/30/2034	115,000	-0-	6/30/2047	405,000	-0-
12/30/2034	125,000	150,000	12/30/2047	415,000	-0-
6/30/2035	130,000	-0-	6/30/2048	420,000	-0-
12/30/2035	140,000	145,000	12/30/2048	1,525,0002	-0-
1. Estimated amounts; subject to availability of excess Net Statutory Service Payments.			2. Amount remaining to be retired at maturity if only retired pursuant to 2018 Refunding Allocated MSF Requirements.

G-1

JOINDER OF AFFILIATED OWNERS

Each of the undersigned hereby expressly acknowledges and represents to each of the parties to the Cooperative Tax Increment Financing Agreement dated as of February 1, 2023 and to which this Joinder is appended (“Cooperative Agreement”), as of the date of the Cooperative Agreement and as of the 2023 Closing Date, that: (a) it is one of the Affiliated Owners (that term and any other term used but not defined herein being used as defined in or for purposes of the Cooperative Agreement) and, as such, is (i) a wholly-owned subsidiary of the Developer Principals that either owns or leases all or substantially all of the respective TIF Property for which it is identified as such in the Cooperative Agreement (“Applicable TIF Property”), and (ii) an Owner for all purposes of the Cooperative Agreement and the applicable TIF Declaration with respect to the Applicable TIF Property; and (b) the description of the Applicable TIF Property in the Cooperative Agreement, and the representations and warranties of any of the Developer Parties with respect thereto, in the Cooperative Agreement are true and correct. Each of the undersigned, as an Affiliated Owner, acknowledges that the covenants contained in the Cooperative Agreement with respect to the TIF Properties which are stated therein to be running with the land run with the respective fee or leasehold interests of such Affiliated Owner in the Applicable TIF Property, as contemplated under the Cooperative Agreement. Furthermore, the Affiliated Owners, in their corporate capacities, further join in the Cooperative Agreement to obligate themselves, jointly and severally with the Developer Principals, with respect to the obligations of the Developer Principals under Sections 2.4 through 2.10 (excluding however any obligations with respect to Developer Shortfall payments or obligations of any other Affiliated Owner), Section 3.2(g) through 3.2(h), Sections 5.1 and 5.2, Section 7.1 (with respect to subsections (c), (d), and (e) thereof), Section 7.2 as it relates to the Developer Parties, and Article VIII thereof.

[End of Joinder Text; Joinder Signature Page Next]

Joinder Page 1

IN WITNESS WHEREOF, each of the Affiliated Owners has caused this Joinder of Affiliated Owners to be duly authorized, executed and delivered in its respective name, all as of the date first hereinbefore written.

HOF Village Stadium, LLC,	HOF Village Retail I, LLC,
a Delaware limited liability company	a Delaware limited liability company

By:	By:
Michael Crawford, President and CEO	Michael Crawford, President and CEO

HOF Village Youth Fields, LLC,	HOF Village Retail II, LLC,
a Delaware limited liability company	a Delaware limited liability company

By:	By:
Michael Crawford, President and CEO	Michael Crawford, President and CEO

HOF Village Center for Excellence, LLC,	HOF Village Center for Performance, LLC,
a Delaware limited liability company	a Delaware limited liability company

By:	By:
Michael Crawford, President and CEO	Michael Crawford, President and CEO

[Signature Page to Affiliated Owner Joinder to Cooperative Agreement]

Joinder Page 2

APPENDIX I

MASTER DEFINTIONS LIST

[Begins on Next Page]